UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Essent Group Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Clarendon House
2 Church Street
Hamilton HM11, Bermuda

April 2, 2018

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of Essent Group Ltd. to be held at 8:00 a.m. Atlantic Daylight Time on Wednesday, May 2, 2018, at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08,
Bermuda.

This Proxy Statement provides you with detailed information regarding the business to be considered at the meeting. Please read it carefully.

Only holders of record of our common shares at the close of business on March 16, 2018 are entitled to vote at the 2018 Annual General Meeting of Shareholders or at any adjournment or postponement of the meeting.
Your vote is important to us. To ensure that your shares are represented at the meeting, whether or not you plan to attend the 2018 Annual General Meeting of Shareholders in person, we encourage you to vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the meeting. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. Our Proxy Statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian.
Thank you for your continued support of Essent.

Sincerely,

Mark A. Casale
Chairman of the Board of Directors,
Chief Executive Officer and President

Clarendon House
2 Church Street
Hamilton HM11, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 2, 2018

TIME AND DATE	8:00 a.m. Atlantic Daylight Time on Wednesday, May 2, 2018.
PLACE	Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.
ITEMS OF BUSINESS	(1)	Election of three Class I directors to serve through the 2021 Annual General Meeting of Shareholders;
	(2)	Election of one Class II director to serve through the 2019 Annual General Meeting of Shareholders;
(3)
Re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 and until our 2019 Annual General Meeting of Shareholders, and referral of the determination of the auditors' compensation to the board of directors;

	(4)	A non-binding, advisory vote to approve the 2017 compensation of our named executive officers; and
	(5)	Any other business that may properly come before the meeting.
RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 16, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2018: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2017 Annual Report to Shareholders are available at www.essentgroup.com. These documents are first being mailed to shareholders on or about April 2, 2018. Our 2017 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2017, is not part of the proxy soliciting material.

By order of the Board of Directors,

Conyers Corporate Services (Bermuda) Limited
Secretary

ESSENT GROUP LTD.
CLARENDON HOUSE
2 CHURCH STREET
HAMILTON, HM11, BERMUDA
(441) 297-9901

PROXY STATEMENT
DATED APRIL 2, 2018

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 2, 2018

We are providing these proxy materials to you in connection with our 2018 Annual General Meeting of Shareholders, which we refer to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, on Wednesday, May 2, 2018 at 8:00 a.m. Atlantic Daylight Time. This proxy statement and our 2017 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2017, are being made available to our shareholders beginning on or about April 2, 2018. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
FREQUENTLY ASKED QUESTIONS
Where and when will the meeting take place?
The Annual Meeting will be held at 8:00 a.m. Atlantic Daylight Time on Wednesday, May 2, 2018 at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our board of directors of matters to be voted on at the Annual Meeting and any adjournments or postponements of the meeting.
At the Annual Meeting, you will be asked to vote on the following matters:

•	the election of three Class I directors to serve through the 2021 Annual General Meeting of Shareholders;

•	the election of one Class II director to serve through the 2019 Annual General Meeting of Shareholders;

•
the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 and until our 2019 Annual General Meeting of Shareholders, and the referral of the determination of the auditors' compensation to our board of directors;

•	a non-binding, advisory vote to approve the 2017 compensation of our named executive officers; and

•	any other business that may properly come before the meeting and any adjournments or postponements thereof.
What is the board of directors' recommendations?
Our board of directors recommends a vote:

•	FOR the election of each of Jane P. Chwick, Aditya Dutt and Roy J. Kasmar to serve as Class I directors through the 2021 Annual General Meeting of Shareholders;

•	FOR the election of Angela L. Heise to serve as a Class II director through the 2019 Annual General Meeting of Shareholders;

•
FOR the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 and until our 2019 Annual General Meeting of Shareholders, and the referral of the determination of the auditors' compensation to our board of directors; and

•	FOR the approval, on a non-binding, advisory basis, of the 2017 compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?
Our board of directors has set March 16, 2018 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on March 16, 2018 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 98,101,838 common shares outstanding and entitled to vote.
How many votes do I have?
You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in "street name," and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.
What if I don't vote for some of the items listed on my proxy card or voting instruction card?
If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers have the discretion to vote on routine matters, such as the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf with respect to the election of directors.
If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be "broker non-votes" with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but will not otherwise be counted.
We encourage you to provide voting instructions to your broker by carefully following in the instructions provided by your broker.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.    You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

•
If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•
Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.    You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the Annual Meeting.    All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a "legal proxy" from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
How many votes must be present to hold the Annual Meeting?
The presence of two persons in person and throughout the meeting representing, in person or by proxy, more than a majority of the common shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting, is required for the transaction of business at the Annual Meeting. This is called a "quorum." Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and "broker non-votes" (under certain circumstances described below) are counted as being present for the purpose of determining the presence of a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What is the vote required to pass each proposal to be presented at the Annual Meeting?
Each proposal or matter voted on at the Annual Meeting will be decided by a simple majority of votes cast on such proposal or matter.
With respect to the election of directors, you may vote "For" all nominees, "Withhold" your vote as to any or all of the nominees, or vote "For" some but not all of the nominees and "Withhold" your vote for the remaining nominee(s). A properly executed proxy marked "Withhold" with respect to the election of any or all of the directors will not be voted with respect to the director or directors indicated. With respect to the election of directors, proxies may not be voted for more than three nominees. Shareholders may not cumulate votes in the election of directors.
With respect to the selection of our auditor and the non-binding, advisory vote on the compensation of our named executive officers, you may vote "For", "Against" or "Abstain". If you "Abstain" from voting on the selection of our auditor or the non-binding, advisory vote on the compensation of our named executive officers, the abstention will no effect on the vote for such matter.
What does it mean if I receive more than one set of proxy materials?
Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

•	attending the Annual Meeting and voting in person (provided that attendance at the Annual Meeting will not by itself constitute a revocation of a proxy).
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
How can I attend the Annual Meeting?
The Annual Meeting is open to all shareholders holding common shares as of the record date.
If you are a shareholder of record, you will have to present valid picture identification. If you are a beneficial owner, you will need to obtain a legal proxy from your bank or broker. This legal proxy will serve as an admission ticket and authorize you to vote your common shares (or to change your vote) at the Annual Meeting. You will also be required to present valid picture identification.
Shareholders who do not have valid picture identification and a legal proxy (if required) may not be admitted to the Annual Meeting.
Admission to the Annual Meeting will begin at 7:30 a.m. Atlantic Daylight Time on Wednesday, May 2, 2018. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 8:00 a.m., we recommend that you arrive early. The Annual Meeting will be held at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.
We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance. If you intend to vote at the Annual Meeting, you must provide our Secretary with oral or written notice either at or prior to the meeting.
What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.
You can appoint the proxies recommended by our board of directors (i.e., Mark A. Casale and Lawrence E. McAlee; see "What does solicitation of proxies mean?" below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.
If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.
If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our board of directors.
What does solicitation of proxies mean?
In a solicitation of proxies, one party (in this case, our board of directors) encourages shareholders to appoint one or more particular individuals (in this case, Mark A. Casale, our Chairman of the Board of Directors, Chief Executive Officer and President, and Lawrence E. McAlee, our Senior Vice President and Chief Financial Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
What else will happen at the Annual Meeting?
At the Annual Meeting, the only item currently on the agenda, other than the election of directors, the re-appointment of our independent registered public accounting firm and consideration of the 2017 compensation of our named executive officers, is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2017.
How can I access Essent Group Ltd.'s proxy materials and annual report electronically?
This proxy statement and our 2017 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2017, are available on our website at www.essentgroup.com.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the SEC within 4 business days following the Annual Meeting.

BOARD OF DIRECTORS
General
Our board of directors is currently composed of eight directors, with one additional vacancy. Our Bye-laws provide that our directors be divided into three classes consisting, as nearly as possible, of one-third of the total number of directors constituting the entire board. Our directors hold office until their successors have been elected and qualified, or the earlier of their death, resignation or removal. Vacancies on the board of directors may be filled by the shareholders or by the board of directors. Our system of electing and removing directors may delay or prevent a change of our management or a change in control of our Company.
In addition to the information presented below regarding each director's specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. There are no family relationships among any of our directors or executive officers.
Andrew Turnbull currently serves as a Class I director. Mr. Turnbull has informed our board of directors that he intends to retire from the board upon the conclusion of his term and, therefore, will not stand for re-election at the Annual Meeting. We thank Mr. Turnbull for his dedication, engagement and contribution to the Company during his tenure.
Nominees for Election as Class I Directors for a Three Year Term Continuing Until the 2021 Annual General Meeting of Shareholders
The following table identifies the individuals nominated for election to our board of directors at the Annual Meeting as Class I directors to serve through the 2021 Annual General Meeting of Shareholders or until his or her successor is duly elected and qualified:

Name	Age	Position
Jane P. Chwick	55	Director
Aditya Dutt	42	Director
Roy J. Kasmar	62	Director
The nominees for election as Class I directors were recommended for nomination to our board of directors by the nominating and corporate governance committee. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of Jane P. Chwick, Aditya Dutt and Roy J. Kasmar to serve as Class I directors through the 2021 Annual General Meeting of Shareholders. If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election as Class I directors at the time of the Annual Meeting.
The following biographical information is furnished as to each nominee for election as a director at the Annual Meeting:
Jane P. Chwick has been Co-CEO of Trewtec, Inc., a technology advisory firm designed to help board members and CEOs evaluate the technology function in their companies, since September 2014. Prior to this role, she was a partner and co-chief operating officer of the technology division of Goldman Sachs Group, Inc., where she was responsible for financial and business planning, technical strategy and ongoing management of an 8,000-person organization until her retirement in April 2013. During her 30 year career at Goldman Sachs, Ms. Chwick held a number of senior positions, including global head of technology of the securities division and global head of derivatives technology. She is currently a director of MarketAxess Holdings, Inc., ThoughtWorks, Inc., People's United Financial, Inc. and Voya Financial, Inc., and also serves as a board member of the Queens College Foundation. Ms. Chwick received a B.A. in Mathematics from Queens College and an MBA from St. Johns University with a concentration in MIS and Quantitative Analysis. We believe that Ms. Chwick is qualified to serve on our board of directors because of her experience as chief operating officer of a major function within a global financial institution, as well as her experience in technology, strategy, risk management and operations.
Aditya Dutt has served as a member of our board of directors since 2010. Mr. Dutt currently serves as the senior vice president and corporate treasurer of RenaissanceRe Holdings Ltd., a reinsurance company, president of Renaissance Underwriting Managers, Ltd. and a member of RenaissanceRe's executive committee. Mr. Dutt's responsibilities include managing all of RenaissanceRe's strategic investments, insurance-linked securities investments and catastrophic reinsurance joint ventures, including Da Vinci Re, Top Layer Re, Upsilon Fund and Medici Fund. Prior to joining RenaissanceRe in 2008, Mr. Dutt served as executive director in Morgan Stanley's investment banking division in New York and Hong Kong, responsible for executing strategic transactions including mergers, acquisitions, divestitures and capital-raising for the insurance and reinsurance industry. Prior to Morgan Stanley, Mr. Dutt worked at Salomon Brothers in the corporate finance and fixed income departments in Hong Kong. Mr. Dutt holds a BA in mathematics from Dartmouth College. We believe that Mr. Dutt is qualified to serve on our board of directors because of his experience in the insurance and reinsurance industry.
Roy J. Kasmar has served as a member of our board of directors since 2013. Mr. Kasmar has been a member of the board of directors of our mortgage insurance subsidiary, Essent Guaranty, Inc., since 2012. Mr. Kasmar is currently the president of Kazmar Co. LLC, which provides advisory services to the mortgage and mortgage insurance industry. Mr. Kasmar has over 30 years of experience in the mortgage and mortgage insurance industry. Prior to forming Kazmar Co. LLC, Mr. Kasmar served as the president of Radian Group Inc. and Radian Guaranty Inc., a private mortgage insurer, from 1999 to 2007. Prior to joining Radian, Mr. Kasmar served as the president and chief operating officer of Amerin Guaranty Corporation, a mortgage insurer, from 1996 to 1999. Additionally, Mr. Kasmar has held senior management positions with Prudential Home Mortgage, First Boston Capital Group and Chase Home Mortgage. Mr. Kasmar holds a BS in economics and business administration from Drury College and an MBA in finance from Fairleigh Dickinson University. We believe that Mr. Kasmar is qualified to serve on our board of directors because of his experience in the mortgage and mortgage insurance industries, including his prior role as president of Radian Group Inc. and Radian Guaranty Inc.
Nominee for Election as a Class II Director for a One Year Term Continuing Until the 2019 Annual General Meeting of Shareholders
The following table identifies the individual nominated for election to our board of directors at the Annual Meeting as a Class II director to serve through the 2019 Annual General Meeting of Shareholders or until her successor is duly elected and qualified:

Name	Age	Position
Angela L. Heise	43	Director
The nominee for election as a Class II director was recommended for nomination to our board of directors by the nominating and corporate governance committee. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for Angela L. Heise to serve as a Class II director through the 2019 Annual General Meeting of Shareholders. If, for any reason, Ms. Heise is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that Ms. Heise will be unable or unwilling to be a candidate for election as a Class II director at the time of the Annual Meeting.
The following biographical information is furnished with respect to Ms. Heise:
Angela L. Heise has served as president of civil group at Leidos Holdings, Inc., a provider of services and solutions in the defense, intelligence, civil and health markets, since 2016, where she is responsible for providing solutions to US Cabinet-level civil agencies and major elements of the public sector across the globe. Her areas of focus include air traffic automation, energy and the environment, federal infrastructure and logistics, information technology and cybersecurity, and transportation security. Prior to her role with Leidos, Ms. Heise held a number of positions with Lockheed Martin between 1997 and 2016. Most recently, from 2015 to 2016, Ms. Heise served as vice president-commercial markets, where she was responsible for delivery of a portfolio of cybersecurity and information technology solutions and services to Global 1000 customers. Prior to this role, she held a number of senior positions with Lockheed Martin, including vice president-enterprise information Technology Solutions. Ms. Heise holds a BS in computer science from Southern Illinois University. We believe that Ms. Heise is qualified to serve on our board of directors because of her extensive experience in the areas of information technology and cybersecurity.
Directors Whose Terms Do Not Expire at the Annual Meeting
The following table sets forth information with respect to the remaining members of our board of directors:

Name	Age	Position	Annual Meeting at Which Term Expires
Mark A. Casale	53	Chairman of the Board of Directors, Chief Executive Officer and President	2020
Douglas J. Pauls	59	Director	2020
William Spiegel	55	Director	2020
Robert Glanville	51	Director	2019
Allan Levine	49	Director	2019

The following biographical information is furnished as to each of the remaining members of our board of directors:
Mark A. Casale is our founder and has served as our Chief Executive Officer and as a member of our board of directors since 2008, including as its Chairman since 2013. Mr. Casale has more than 25 years of financial services management experience, with senior roles in the areas of mortgage banking, mortgage insurance, bond insurance and capital markets. From 2001 to 2007, Mr. Casale held various senior management positions with Radian Group Inc., including most recently serving as the president of its mortgage insurance subsidiary, Radian Guaranty Inc. Prior to that, Mr. Casale oversaw capital markets and strategic investments for Radian and managed its joint venture businesses. Mr. Casale also held various management positions with Advanta Corp., a financial services company, including serving as its senior vice president of corporate finance services. Mr. Casale holds a BS in accounting from St. Joseph's University and an MBA in finance from New York University. Mr. Casale current serves on the Board of Trustees of St. Joseph's University. We believe that Mr. Casale is qualified to serve on our board of directors because of his experience in the mortgage and mortgage insurance industries as well as his extensive knowledge of our operations.
Douglas J. Pauls has served as a member of our board of directors since 2013. Mr. Pauls has over 30 years of experience in the areas of finance, accounting, internal controls, and financial reporting for public companies, including most recently senior roles with financial institutions. Mr. Pauls served as chief financial officer of BankUnited, Inc., a bank holding company, from 2009 until his retirement in 2013. From 2008 until 2009, Mr. Pauls served as executive vice president of finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Prior to that, Mr. Pauls held several positions with Commerce, including serving as its chief financial officer from 2002 until its acquisition by TD Bank and its chief accounting officer from 1995 to 2002. Earlier in his career, Mr. Pauls was a senior manager in the audit department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. He is currently a director of BankUnited, Inc. Mr. Pauls holds a BA in economics from Dickinson College and serves on Dickinson's Board of Trustees. We believe that Mr. Pauls is qualified to serve on our board of directors because of his more than 30 years of experience as a corporate executive and his experience as a chief financial officer of publicly traded companies.
William Spiegel has served as a member of our board of directors since 2008. Mr. Spiegel is co-president and a founding partner of Pine Brook Road Partners, LLC, an investment firm, where he is responsible for managing its financial services investing activities. He is also a member of Pine Brook's investment committee. Mr. Spiegel currently represents Pine Brook as a director of Fair Square Financial Holdings LLC, Fidelis Insurance Holdings Limited, Global Atlantic Financial Group and Vibe Syndicate Management. Mr. Spiegel has over 28 years of private equity investment experience. Prior to joining Pine Brook, Mr. Spiegel was with The Cypress Group from its inception in 1994 until 2006. Prior to joining The Cypress Group, Mr. Spiegel worked in the Merchant Banking Group at Lehman Brothers. He has served on the board of directors of numerous companies, including seven publicly traded corporations. Mr. Spiegel holds a BSc in economics from The London School of Economics and Political Science, an MA in economics from the University of Western Ontario and an MBA from The University of Chicago. Mr. Spiegel is currently a member of The University of Chicago Polsky Center for Entrepreneurship and Innovation Advisory Board and the Private Equity Counsel. We believe that Mr. Spiegel is qualified to serve on our board of directors because of his experience in private equity fund management and his financial expertise, as well as his experience as a director of public and private companies.
Robert Glanville has served as a member of our board of directors since 2008. Mr. Glanville currently serves as the managing member of REG Consulting LLC, a financial advisory business. Mr. Glanville was a founding partner and served as a managing director on the financial services investment team of Pine Brook Road Partners, LLC, an investment firm, from 2006 to 2015. From 2003 to 2006, Mr. Glanville was senior vice president, financial and treasury services for Arch Capital Group, Ltd., an insurance and reinsurance company. From 1999 to 2003, Mr. Glanville was employed by Warburg Pincus, a private equity firm. Before joining Warburg Pincus, Mr. Glanville founded FA Services, an emerging markets financial services and investment boutique based in Moscow. From 1988 to 1992, Mr. Glanville worked in New York and Tokyo for Morgan Stanley, an investment banking firm, specializing in corporate finance and M&A. Mr. Glanville holds an AB in American history from Princeton University. We believe that Mr. Glanville is qualified to serve on our board of directors because of his experience in private equity fund management and his financial expertise, as well as his management experience with financial services and insurance and reinsurance companies.
Allan Levine has served as a member of our board of directors since 2008. Mr. Levine currently is the chairman and chief executive officer of Global Atlantic Financial Group, a global financial services company, formerly the Goldman Sachs Reinsurance Group which he initially joined in 1997. Prior to the spin-off of Global Atlantic from Goldman Sachs in 2013, Mr. Levine was a partner and managing director of Goldman, Sachs & Co. and global head of the Goldman Sachs Reinsurance Group, and prior to assuming that role, was co-head of the firm's strategy group. Mr. Levine holds a BS from Miami University and an MBA from Columbia Business School. We believe that Mr. Levine is qualified to serve on our board of directors because of his extensive experience in the financial services and insurance and reinsurance industries as well as his financial expertise.

CORPORATE GOVERNANCE
Our Commitment to Corporate Governance
Our board of directors and management have a strong commitment to effective corporate governance. We believe that we maintain a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Securities and Exchange Commission (SEC), the New York Stock Exchange (NYSE), the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act. The key components of this framework are set forth in:

•	our Bye-laws;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct and Ethics;

•	our Related Party Transaction Policy;

•	our Audit Committee Charter;

•	our Compensation Committee Charter;

•	our Nominating and Corporate Governance Committee Charter; and

•	our Risk Committee Charter.
A copy of each of these documents is published on our website at www.essentgroup.com, except our Bye-laws, which are filed with the SEC and can be found on the SEC's website at www.sec.gov. Each of these documents is available in print to any shareholder upon request by writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Our board of directors regularly reviews corporate governance developments and modifies our committee charters and key practices and policies as our board believes to be warranted.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board and chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics includes information regarding procedures established by the audit committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our directors, executives and employees, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics will be included in a current report on Form 8-K within four days of the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of the NYSE.
Our audit committee, on behalf of itself and our other non-management directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. In addition, our audit committee has established procedures pertaining to receiving, retaining, and treating complaints received regarding accounting, internal accounting controls, or auditing matters, and with respect to the confidential, anonymous submission by our employees of concerns regarding, among other things, questionable accounting or auditing matters. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone through various internal and external mechanisms as provided on the our internal website. Additional procedures by which internal communications may be made are provided to each employee.
Our Code of Business Conduct and Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Board Leadership Structure
Our board of directors does not have a policy regarding the separation of the roles of chief executive officer and chairman of our board of directors, as our board of directors believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of our board of directors.
Both the chairman and chief executive officer positions are currently held by Mr. Casale. Pursuant to our Corporate Governance Guidelines, in the event that the role of chairman is held by a member of our management, the independent members of our board of directors may designate one independent director to serve as the lead independent director. Mr. Spiegel currently serves as our lead independent director. Under the terms of our Corporate Governance Guidelines, the lead independent director has broad responsibility and authority, including:

•	organizing and presiding over all meetings of our board of directors at which the chairman is not present, including all executive sessions of our non-management and independent directors;

•	serving as the liaison between the chairman and the non-management directors;

•	overseeing the information sent to our board of directors by management;

•	approving meeting agendas and schedules for our board of directors;

•	facilitating communication between our board of directors and management; and

•	performing such other duties as requested by our board of directors.
Our board of directors has determined that having Mr. Casale serve as both our chief executive officer and the chairman of our board of directors, along with a lead independent director, is in the best interests of the Company and our shareholders at this time.
A number of factors support the leadership structure chosen by our board, including, among others:

•
Mr. Casale has extensive knowledge of all aspects of us and our business and risks, our industry and our customers, is intimately involved in our day-to-day operations and is best positioned to elevate the most critical business issues for consideration by our board of directors;

•	our board of directors believes that having Mr. Casale serve in both capacities allows him to more effectively execute our strategic initiatives and business plans and confront our challenges;

•
the combined role is both counterbalanced and enhanced by the effective oversight and independence of our board of directors and the independent leadership provided by our lead independent director and independent committee chairs; and

•
our board of directors believes that the appointment of a strong lead independent director and the use of regular executive sessions of the non-management directors, along with the board's strong committee system and all directors being independent except for Mr. Casale, allow it to maintain effective oversight of management.

Determination of Director Independence
Our board of directors has considered whether our directors qualify as "independent" directors in accordance with NYSE listing requirements. The NYSE independence definition include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.
Based upon these standards, our board of directors has determined that only Mr. Casale is not considered to be independent, as he is a current employee of the Company. In making this determination, our board of directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.
Meetings and Committees of our Board of Directors
Our board of directors met four times during 2017. Each incumbent director attended at least 75% of the aggregate meetings of our board of directors during 2017 that were held following his election and of the meetings held by all board committees on which he served. Although we do not have a policy regarding the attendance of our board members at our annual general meetings of shareholders, we encourage all directors to attend our annual general meetings of shareholders. All of our directors at the time of our 2017 Annual General Meeting of Shareholders were present at that meeting.
Our non-management and independent directors also hold regular meetings without our management being present. Our non-management and independent directors held four such meetings in 2017.
Our board of directors maintains standing audit, compensation, nominating and corporate governance, and risk committees. Each committee has a charter that, among other things, reflects what we believe to be the best current practices in corporate governance.
Audit Committee
The audit committee has the responsibility for, among other things, assisting the board of directors in reviewing our financial reporting and other internal control processes, our financial statements, the independent auditors' qualifications, independence and compensation, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.
Our audit committee consists of Messrs. Pauls, Dutt, Glanville and Turnbull. Mr. Pauls serves as the chairman of the audit committee. Our board of directors has determined that all of the members of the audit committee are independent, and meet the requirements for financial literacy, under applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that each of Messrs. Pauls and Glanville is an "audit committee financial expert" as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.
The audit committee met four times during 2017.
Compensation Committee
The compensation committee has the responsibility for, among other things, determining the compensation of our executive officers and directors, reviewing our executive compensation policies and plans, administering and implementing our equity compensation plans, and preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.
Our compensation committee consists of Messrs. Kasmar, Levine and Spiegel. Mr. Kasmar serves as the chairman of our compensation committee. Our board of directors has determined that all of the members of the compensation committee are independent under applicable rules and regulations of the SEC and the NYSE. Each of the members of our compensation committee is an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code.
The compensation committee met four times during 2017.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee has the responsibility for, among other things, reviewing board structure, composition and practices, and making recommendations on these matters to our board of directors, reviewing, soliciting and making recommendations to our board of directors and shareholders with respect to candidates for election to the board of directors, overseeing our board of directors' performance and self-evaluation process, and developing and reviewing a set of corporate governance principles for the Company.
Our nominating and corporate governance committee consists of Messrs. Spiegel, Levine and Kasmar. Mr. Spiegel serves as the chairperson of our nominating and corporate governance committee. Our board of directors has determined that all of the members of the nominating and corporate governance committee are independent under applicable rules and regulations of the SEC and the NYSE.
The nominating and corporate governance committee met four times during 2017.
Risk Committee
The risk committee has the responsibility for, among other things, assisting with the oversight of key risks that we face and the review of our investing activities.
Our risk committee consists of Messrs. Glanville, Dutt, Pauls and Turnbull. Mr. Glanville serves as the chairman of our risk committee.
The risk committee met four times during 2017.

Board of Directors' Role in Risk Oversight
Our board of directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees of the board that report on their deliberations to the board. The oversight responsibility of our board of directors and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. Our board of directors and its committees oversee risks associated with their respective principal areas of focus, as summarized below.

Committee	Primary Areas of Risk Oversight
Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosures, compliance, internal control over financial reporting, financial policies and credit and liquidity matters and our enterprise risk management program.

Nominating and Corporate Governance Committee	Risks and exposures associated with leadership and succession planning and corporate governance.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.
Risk Committee	Risks associated with insurance and investment portfolios and investment guidelines, including credit, underwriting, pricing risk, market risk and liquidity risk.
Director Nominations
The nominating and corporate governance committee is responsible for recommending to our board of directors candidates for nomination and election as directors at annual general meetings of shareholders or for appointment to fill vacancies on the board. The committee annually reviews with the board the applicable skills and characteristics required of board nominees in the context of current board composition and company circumstances. In making its recommendations to our board of directors, the nominating and corporate governance committee considers, among other things, the qualifications of individual director candidates in light of the criteria described below. In accordance with its charter, the committee may use a variety of sources, including but not limited to executive search firms, to identify director candidates, and has the authority to retain and approve compensation for such firms.
In evaluating a candidate, our corporate governance and nominating committee and our board of directors takes into account a variety of factors as it deems to be appropriate, including the following:

•	high personal and professional ethics, values and integrity;

•	sound business judgment and financially literacy;

•
diversity of point of view, including the candidate's education, skill, professional background, personal accomplishments, geography, race, gender, age, ethnic background, national origin, experience with mortgage, insurance, reinsurance or other businesses and organizations that our board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the board as a whole;

•	ability and willingness to serve on any committees of our board of directors;

•	ability and willingness to commit adequate time to the proper functioning of our board of directors and its committees; and

•	any criteria regarding independence and other matters required by the NYSE or other applicable law or regulations.
Based on the information available to the corporate governance and nominating committee about a potential nominee, the committee will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance and nominating committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The corporate governance and nominating committee may also ask potential nominees to meet with management and other members of our board of directors. After completing this evaluation process, the corporate governance and nominating committee makes a recommendation to the full board of directors, which makes the final determination whether to nominate the candidate as a director. Each of Mses. Chwick and Heise were identified as potential director candidates by Diversity Search, a third-party search firm which was engaged by the corporate governance and nominating committee during 2017 to assist it in identifying and evaluating potential candidates.
Our board of directors evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.
Each director is expected to maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the board of directors and its committees. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director's past attendance at meetings, participation in and contributions to the activities of our board of directors, and the results of the most recent board self-evaluation.
Shareholders desiring to recommend nominees should submit their recommendations in writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Recommendations from shareholders should include pertinent information concerning the proposed nominee's background and experience. The corporate governance and nominating committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in our capital stock. The corporate governance and nominating committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual general meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual general meeting of shareholders.
Communications with our Board of Directors and Non-Management Directors
Any shareholder or other interested party that desires to communicate directly with our board of directors, any committee of the board of directors or our non-management directors as a group may do so by addressing the communication in care of our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda with a request to forward the communication to the intended recipient. The Secretary's office opens all such correspondence and forwards it to the relevant director or group of directors, except for items unrelated to the functions of the board, including business solicitations or advertisements.
Director Compensation
The compensation committee reviews and establishes the compensation of our non-employee directors. Our director compensation program is designed to compensate our non-employee directors for their service to the Company and the level of responsibility they have assumed in today's corporate governance environment.
Our compensation committee retains the services of an independent compensation consultant, Korn Ferry Hay Group, to review our non-employee director compensation program in comparison with market data. In connection with our initial public offering in November 2013, the compensation committee of our board of directors, based on information provided by Korn Ferry Hay Group, set the total annual compensation of the non-employee directors to position it at the median of our peer group at that time (for additional information regarding our peer group see below under "Executive Officers and Executive Compensation—Compensation Discussion and Analysis—Peer Group Composition" on page 21). In late 2016, the compensation committee asked Korn Ferry Hay Group to re-evaluate the compensation that we pay to our board of directors. Based on information provided by Korn Ferry Hay Group, the compensation committee approved modest changes to our non-employee director compensation program commencing in 2017 in order to bring certain elements of the program closer in line with competitive market practices while continuing to position total annual compensation at the median of our peer group.
The compensation arrangements for the non-employee directors of the board for 2017 are described below. Mr. Casale, the chairman of the board of directors, and our chief executive officer and president, does not receive additional compensation for serving as a member of our board of directors.

2017
Annual Cash Retainer	$80,000
Additional Annual Cash Retainer for Board Committee Chairpersons
Audit Committee	$25,000
Compensation Committee	$17,500
Nominating and Corporate Governance Committee	$10,000
Risk Committee	$10,000
Additional Annual Cash Retainer for Board Committee Members
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$5,000
Risk Committee	$5,000
Additional Annual Cash Retainer for Lead Independent Director	$20,000
In addition, each non-employee director was entitled to receive in 2017 an annual equity award valued at $110,000 in the form of restricted common share units granted under the Essent Group Ltd. 2013 Long- Term Incentive Plan, or 2013 Plan, that vests on the first anniversary of the grant date. If a non-employee director joins our board of directors after the grant date for the annual equity award, such director will receive a prorated award based on the date that he or she joined our board.
Our non-executive directors are required to maintain certain ownership levels of our common shares during their service as described below on page 28.

The following table sets forth compensation earned by our non-employee directors during the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Aditya Dutt	100,000	110,000	—	—	—	—	210,000
Robert Glanville	105,000	110,000	—	—	—	—	215,000
Roy J. Kasmar	102,500	110,000	—	—	—	—	212,500
Allan Levine	95,000	110,000	—	—	—	—	205,000
Douglas J. Pauls	110,000	110,000	—	—	—	—	220,000
William Spiegel	120,000	110,000	—	—	—	—	230,000
Andrew Turnbull	100,000	110,000	—	—	—	—	210,000
_______________________________________________________________________________

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted common share units granted in 2017 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. For additional information, including a discussion of the assumptions used to calculate these values, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. On May 3, 2017, each of our non-employee directors received 3,003 restricted share units in respect of their board service through our 2018 Annual General Meeting of Shareholders. All of such restricted share unit awards remained outstanding on December 31, 2017.

Succession Planning
Our board of directors, primarily through the nominating and corporate governance committee, assesses succession planning for management and leadership, with a primary focus on succession in the event of the unexpected incapacity of our chairman of the board of directors, chief executive officer and president. Our Corporate Governance Guidelines provide that our chairman, chief executive officer and president should at all times make available to our board, on a confidential basis, his recommendations and evaluations of potential successors.

Indemnification
Our Bye-laws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Bermuda law.
We have entered into agreements to indemnify each of our directors and officers. These agreements provide for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person's services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.
We believe that these bye-law provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
We also maintain standard policies of insurance that provide coverage (i) to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and (ii) to us with respect to indemnification payments that we may make to such directors and officers.
Compensation Committee Interlocks and Insider Participation
Roy J. Kasmar, Allan Levine and William Spiegel served as the members of our compensation committee in 2017. No member of our compensation committee is an officer or employee of our Company. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Executive Officers
The following table identifies each of our executive officers:

Name	Age	Position
Mark A. Casale	53	Chairman of the Board of Directors, Chief Executive Officer and President
Lawrence E. McAlee	54	Senior Vice President and Chief Financial Officer
Vijay Bhasin	53	Senior Vice President and Chief Risk Officer
Jeff R. Cashmer	47	Senior Vice President, Business Development
Mary Lourdes Gibbons	56	Senior Vice President, Chief Legal Officer and Assistant Secretary
Joseph Hissong	54	Senior Vice President and President, Essent Reinsurance Ltd.
David B. Weinstock	53	Vice President and Chief Accounting Officer
The following are biographical summaries of our executive officers, except for Mr. Casale, whose biography is included in the section entitled "Board of Directors" above.
 Lawrence E. McAlee has served as our Senior Vice President and Chief Financial Officer since 2009. Mr. McAlee has over 25 years of experience in the areas of finance, accounting, controls and risk management. Between 2002 and 2009, Mr. McAlee held a series of senior management positions at Sovereign Bancorp, Inc., including serving as its chief accounting officer, general auditor and chief enterprise risk management officer. Prior to joining Sovereign, Mr. McAlee was a partner with Arthur Andersen LLP. Mr. McAlee holds a BS in accounting from St. Joseph's University and is a certified public accountant.
Vijay Bhasin has served as our Senior Vice President and Chief Risk Officer since 2009. Mr. Bhasin has significant mortgage finance industry expertise, including multiple senior management positions specializing in mortgage risk. From 2006 to 2008, Mr. Bhasin served as a managing director of Countrywide Financial Corporation and Bank of America, with responsibility for economic capital assessment, asset liability management, counterparty credit risk measurement and structured credit analytics. Earlier in his career, Mr. Bhasin held management positions with the Federal Home Loan Mortgage Corporation (Freddie Mac), including serving as vice president overseeing development and implementation of a variety of mortgage credit and prepayment models. He has also held research positions with the Federal National Mortgage Association (Fannie Mae) and the Board of Governors of the Federal Reserve System. Mr. Bhasin holds a BS in mechanical engineering from the National Institute of Technology, Kurukshetra, India, an MBA in finance and marketing from Southern Illinois University, and a PhD in finance from Indiana University, Bloomington.
Jeff R. Cashmer has served as the Senior Vice President and Chief Business Officer of Essent Guaranty, Inc., our mortgage insurance subsidiary, since 2009. Mr. Cashmer has more than 20 years of experience in mortgage finance, mortgage insurance and business development. From 2006 to 2009, Mr. Cashmer held several management positions with Radian Guaranty Inc., a mortgage insurance company, including most recently as Radian's executive vice president and chief operating officer, with responsibility for all operations, pricing and sales functions. He has also held other management positions within the mortgage insurance industry, including business development, capital markets, international business and strategic planning. Mr. Cashmer also worked at Household Finance Corporation, with roles in underwriting and quantitative marketing analytics. Mr. Cashmer holds a BS in finance from Illinois State University and an MBA from DePaul University’s Kellstadt Graduate School of Business.
Mary Lourdes Gibbons has served as our Senior Vice President, Chief Legal Officer and Assistant Secretary since 2008. Ms. Gibbons has more than 25 years of experience in the mortgage industry. From 2003 to 2008, Ms. Gibbons served as chief legal officer of Wilmington Finance, Inc., a mortgage lender. Ms. Gibbons began her career at the U.S. Bankruptcy Court and White and Williams LLP, a law firm. Ms. Gibbons' mortgage-related experience includes senior roles at ContiMortgage Corp. and Advanta Mortgage Corp. Ms. Gibbons holds a BS in marketing from St. Joseph's University and a JD from The Delaware Law School.
Joseph Hissong has served as our Senior Vice President and the President of Essent Reinsurance Ltd., our Bermuda-based reinsurance company, since 2015. Mr. Hissong has over 25 years of experience, specializing in strategy development and executing upon new business initiatives associated with international reinsurance transactions and strategic investment opportunities. From 2013 to 2015, Mr. Hissong was president of Cartesian Re Management Company, an insurance linked securities manager. Prior to joining Cartesian Re, Mr. Hissong worked for PartnerRe, Ltd. from 2003 to 2013, most recently as its executive director and head of private equity/strategic investments, where he sponsored PartnerRe’s original investment in Essent. Earlier in his career, Mr. Hissong served as a managing director of Swiss Re Financial Services Group and as a partner in the law firm LeBoeuf, Lamb, Greene & MacRae LLP. Mr. Hissong holds a BS in mathematics and philosophy from Fordham University and a JD from the University of Chicago Law School.
David B. Weinstock has served as our Vice President and Chief Accounting Officer since 2009. Mr. Weinstock has over 25 years of experience in the areas of finance, accounting and controls. Between 1998 and 2009, Mr. Weinstock held a series of senior management positions at Advanta Corp., including serving as its chief accounting officer and vice president of investor relations. Prior to joining Advanta, Mr. Weinstock was a senior manager at Arthur Andersen LLP. Mr. Weinstock holds a BS in accounting from The Pennsylvania State University and is a certified public accountant.
Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program for our named executive officers, whose compensation is set forth in the Summary Compensation Table elsewhere in this proxy statement.
For the year ended December 31, 2017, our named executive officers were:
•Mark A. Casale, Chairman of the Board of Directors, Chief Executive Officer and President;

•Lawrence E. McAlee, Senior Vice President and Chief Financial Officer;

•Vijay Bhasin, Senior Vice President and Chief Risk Officer;

•Jeff R. Cashmer, Senior Vice President, Business Development, Essent Guaranty, Inc.; and

•	Mary Lourdes Gibbons, Senior Vice President, Chief Legal Officer and Assistant Secretary
Executive Summary
The following summarizes our Company's pay-for-performance and key compensation-related actions that we took in 2017 and demonstrates the alignment of our compensation program with Company performance.
Overview of Our Performance in 2017
During 2017, we continued to execute on our core financial and business objectives:

•	new insurance written in 2017 was $43.9 billion, compared to $34.9 billion in new insurance written in 2016—exceeding our target level for 2017 by $6.8 billion, or approximately 18.3%;

•
diluted earnings per share increased by 65.6% year-over-year, to $3.99 per share, exceeding our target level for 2017 by $1.19 per share. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, resulted in an $85.1 million income tax benefit reflecting the one-time impact of the reduced U.S. corporate income tax rate on our net deferred tax liability position. Diluted earnings per share excluding the impact of tax reform increased by 28.2% year-over-year, to $3.09 per share as compared to $2.41 per share for 2016, exceeding our target level for 2017 by $0.29 per share; and

•	return on average equity for the year ended December 31, 2017 was 23.1%. Excluding the impact of tax reform, return on average equity for 2017 was 18.4%, exceeding our 17.5% target level for the year.

Diluted earnings per share excluding the impact on tax reform and return on average equity excluding the impact on tax reform are Non-GAAP financial measures. See Appendix I to this proxy statement for a reconciliation of these non-GAAP financial measures to the most comparable GAAP amounts.
Our Bermuda reinsurance subsidiary, Essent Reinsurance Ltd. ("Essent Re") continued to execute third-party reinsurance transactions in 2017. As of December 31, 2017, Essent Re provided insurance and reinsurance in connection with GSE risk-share transactions covering approximately $538.9 million of risk. Essent Re also continues to reinsure 25% of our US-based mortgage insurance business.
In addition, we continued to strengthen our capital position and balance sheet. In May 2017, we amended and restated our credit facility, increasing our aggregate borrowing capacity under the facility to up to $450 million (of which $375 million is committed) and extending the term of the facility through May 2021. We also raised approximately $198 million in net proceeds through a public offering of common shares in August 2017.
Executive Compensation Highlights
Consistent with our emphasis on performance-based compensation (see "—Compensation Philosophy" below), the actual incentive compensation paid to our named executive officers for 2017 was above target. The compensation committee of our board of directors, which we refer to as the "compensation committee" or the "committee" in this Compensation Discussion and Analysis, awarded each of our named executive officers above-target incentive compensation under our annual bonus plan for 2017, in each case representing 150% of his or her respective annual incentive compensation target.
The compensation committee, with the assistance of its independent compensation consultant, engages in an ongoing review of our executive compensation program to determine that it supports the competitive compensation philosophy established by the committee and ultimately serves the interests of our shareholders. For 2017, the committee followed a similar process as it has used in prior years:

•
Process used for compensation determinations.  The committee reviewed external market data presented by its independent compensation consultant to aid it in setting market-based compensation levels. The committee also considered individual and Company performance, skill sets, experience, leadership, growth potential and other business needs as well as current best practices and developments when making compensation decisions.

•
Total target cash compensation.  Total target cash compensation for 2017 continued to be targeted around the 25th percentile of our peer group (see "—Compensation Processes and Decisions During 2017" on page 22 for additional information).

•	Annual equity compensation. We continued to make annual long-term equity incentive grants to our chief executive officer and other named executive officers.
Based upon its ongoing review of the Company's compensation program, the compensation committee approved in February 2017 the following changes to the compensation of certain of our named executive officers:

•
the annual base salaries of each of Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons were increased to $400,000, $450,000, $450,000 and $400,000 (from $350,000, $400,000, $400,000 and $350,000), respectively, effective January 1, 2017; and

•
the target annual long term equity incentive awards for Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons were set at 150%, 200%, 200% and 150% (increased from 50%, 75%, 75% and 50%), respectively, of his or her annual base salary, with 50% of each award being subject to performance- and time-based vesting and 50% being subject to time-based vesting over a three-year period.

Our compensation committee made the foregoing changes to the compensation of our named executive officers in order to better align their compensation with those holding similar positions within our peer group and in recognition of the performance of the Company as a whole and the contributions of our named executive officers to our growth. Our compensation committee did not make any changes to Mr. Casale’s base salary or target annual long term equity incentive awards.
Advisory Vote on Compensation
At our 2017 Annual General Meeting of Shareholders, our “say on pay” proposal resulted in a favorable vote from approximately 95% of the shares cast. We believe this high percentage primarily was due to the appropriateness of the overall design of our compensation programs and our regular communications with our shareholders and responsiveness to shareholder feedback obtained through our regular engagement process. After consideration of the shareholder input we received, which in general supported the structure and design of our compensation plans and programs, particularly our emphasis on long-term equity awards, as well as our strong performance and management’s and the compensation committee’s assessment of the continuing success of our compensation programs, the compensation committee determined that the overall design of our compensation programs during 2017 would be maintained consistent with immediate past years. The compensation committee will continue to work to ensure that our named executive officers’ interests are aligned with our shareholders’ interests to support long-term value creation and continue to strengthen the Company.

Executive Compensation Best Practices
We maintain strong compensation governance practices that we believe support our pay-for-performance principles and align management incentives with the interests of our shareholders. We have adopted a number of "best practices" with respect to executive compensation, including:

What We Do		What We Don't Do
✓	A significant portion of target annual compensation for our named executive officers is "at-risk" compensation, including performance-based incentive and long-term equity-based awards.	x	No significant perquisites.
✓	Maintain robust share ownership guidelines.	x	No special retirement plans for our named executive officers.
✓	Double-trigger equity vesting in respect of time-based restricted common shares upon a change in control.	x	No re-pricing of stock options without shareholder approval.
✓	Prohibit employees from hedging the value of our common shares.	x	No tax gross-ups on excise taxes.
✓	Retain an independent compensation consultant to review our executive compensation program and practices.	x	No dividends or dividend equivalents are paid in respect of unearned performance-based restricted common shares.
✓	Engage with our shareholders.
✓	Design our executive compensation programs to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.
Compensation Philosophy
Our compensation philosophy centers upon:

•
attracting and retaining industry-leading talent to maximize shareholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry;

•
emphasizing performance-based compensation that appropriately rewards our executives for delivering financial, operational and strategic results that meet or exceed pre-established goals, as reflected in our annual incentive program as well as through the use of restricted common shares subject to performance-based vesting in our long-term incentive program;

•	rewarding individual performance and contribution to our success; and

•	aligning the interests of our executives with those of our shareholders and the long-term interests of the Company through equity ownership requirements and grants of equity-based awards.
Executive Compensation Participants
Compensation Committee—Role and Permitted Members
The compensation committee oversees the compensation and benefit programs of our executive officers. The committee is responsible for ensuring that our compensation policies and practices support the successful recruitment, development, and retention of executive talent and leadership required to achieve our business objectives. The responsibilities of the compensation committee include:

•
approving the goals and objectives relating to our chief executive officer's compensation, evaluating the performance of our chief executive officer in light of such goals and objectives, and setting the compensation of our chief executive officer based on this evaluation;

•
approving the salaries and annual incentive awards of our other executive officers who report directly to our chief executive officer, including each of our senior vice presidents as well as our vice president and chief accounting officer, taking into account the recommendation of our chief executive officer and such other information as the compensation committee believes appropriate;

•	administering our equity incentive plans, including authorizing restricted common shares, restricted common share units, performance units, options and other equity-based awards under these plans;

•
retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of director and executive compensation (with sole authority to approve any such consultant's fees and other terms of engagement); and

•	assessing the appropriate structure and amount of compensation for our directors.
The committee is made up entirely of "independent" directors, consistent with the current listing standards of the NYSE. Each member of the committee also qualifies as a "non-employee director" as defined under Section 16 of the Securities Exchange Act of 1934 and as an "outside director" under Section 162(m) of the Internal Revenue Code.
Role of Management and Chief Executive Officer in Compensation Decisions
The compensation committee strongly believes in aligning the interests of our executives with those of our shareholders through an executive compensation program designed with input from our chief executive officer who is in regular dialogue with the committee and, as appropriate, the committee's independent compensation consultant, regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executive talent. To that end, our management team analyzes, with assistance from the committee's independent compensation consultant, trends and may recommend improvements to the compensation programs.
Our compensation committee seeks the views of our chief executive officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Casale, the Chairman of our board of directors and our Chief Executive Officer and President, oversees the development of corporate and individual goals for purposes of annual and long term compensation of each of our named executive officers (other than himself). These goals are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. The compensation committee reviews these goals with Mr. Casale, adopts revisions it deems appropriate and determines the final goals for compensation.
Following the end of each year, Mr. Casale reviews with the compensation committee the achievement of corporate, business unit/regional and individual goals and the performance of each named executive officer (other than himself) and presents his recommendations (without any recommendation as to his own compensation) regarding base salary adjustments, annual bonus, and long-term equity awards for our named executive officers (other than his own) to ensure alignment of shareholder interests with each executive's goals as well as to reward the executive for their performance. Although the committee receives management's input with respect to executive compensation, all decisions regarding compensation for our named executive officers are made by the committee. With respect to the non-quantitative performance measures applicable to our named executive officers, the compensation committee relies heavily on the views of Mr. Casale (other than as to himself). As our Chief Executive Officer, Mr. Casale oversees the day to day performance of the other named executive officers. As such, our compensation committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.
Independent Compensation Advisor
The compensation committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of management of the Company. The compensation committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. The compensation committee has retained Korn Ferry Hay Group as its independent compensation consultant since before our initial public offering in 2013. Korn Ferry Hay Group reports directly to, and is directly accountable to, the committee, and the committee has the sole authority to retain, terminate and obtain the advice of Korn Ferry Hay Group at the Company's expense. The compensation committee selected Korn Ferry Hay Group as its consultant because of its expertise and reputation and the fact that Korn Ferry Hay Group has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. The committee partnered with Korn Ferry Hay Group throughout 2017 on executive compensation matters, including a review of the Company's compensation programs which resulted in the changes discussed above to the compensation of our named executive officers for 2017. The committee, with the assistance of its independent compensation consultant, monitors market compensation practices and developments, as well as the appropriateness of the various components of the executive pay program, as our business progresses and evolves with anticipated growth and changing market conditions.

The compensation committee annually assesses the independence of Korn Ferry Hay Group pursuant to the rules of the SEC and the listing standards of the NYSE rules. In performing the annual independence assessment, the committee considers various factors bearing on adviser independence, including the nature and amount of work performed for the committee during the year, the nature of any unrelated services performed for the Company, the amount of fees paid for those services in relation to the firm's total revenues, the adviser's policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact the adviser's independence. Pursuant to SEC and NYSE rules, the committee assessed the independence of Korn Ferry Hay Group and determined that Korn Ferry Hay Group's work for the committee has not raised any conflicts of interest. During 2017, we paid Korn Ferry Hay Group approximately $60,000 in fees for its services to the compensation committee relating to executive and director compensation.
Peer Group Composition
In making compensation decisions, the compensation committee considered competitive market data presented by its independent compensation consultant, including data derived from a peer group of companies approved by the committee.
Our peer group for purposes of evaluating compensation for 2017 consisted of the following 15 publicly traded companies, which the committee initially approved in October 2014:

• Arch Capital Group Ltd.	• Nationstar Mortgage Holdings Inc.
• Assurant, Inc.	• NMI Holdings, Inc.
• EverBank Financial Corp. (1)	• PHH Corporation
• Fidelity National Financial Inc.	• Ocwen Financial Corp.
• First American Financial Corp.	• Radian Group Inc.
• Genworth Financial Inc.	• Stewart Information Services Corp.
• Markel Corporation	• W. R. Berkley Corp.
• MGIC Investment Corp.
_______________________________________________________________________________
(1) On June 12, 2017, EverBank Financial Corp. was acquired by TIAA.
In selecting peers, the compensation committee seeks to maintain consistency from year to year, to the extent appropriate, and the compensation committee's intention is to update its peer group every other year (other than for events potentially calling for the immediate elimination of a peer group member, such as a merger, acquisition or bankruptcy of a peer group member). The compensation committee selected the members of this peer group based on the consideration of the size (measured by both revenue and market capitalization), industry, organizational complexity of each company, the companies that we compete with for experienced executives, and the recommendations of its independent compensation consultant.
In November 2017, the committee, based on input from Korn Ferry Hay Group, removed three companies from the peer group (EverBank Financial Corp., which was removed due to its acquisition by TIAA, and each of Ocwen Financial Corp. and PHH Corporation, due to the market capitalization of each such company becoming substantially less than that of Essent) and added two new peer group companies (Assured Guaranty Corp. and PennyMac Financial Services, Inc.). Assured Guaranty and PennyMac were added to our peer group due in part to their respective involvement in the real estate and mortgage industries, as well as the overlap of several of the members of peer group members of Assured Guaranty and PennyMac with our peer group. This peer group was used by the committee to evaluate our executive compensation in early 2018.
Compensation Objectives and Principles
The compensation committee believes that the establishment and maintenance of a competitive executive compensation program is in the best interests of our shareholders. Consistent with our compensation philosophy, the executive compensation program approved by the compensation committee is designed to facilitate the attraction and retention of top-caliber talent and to align the interests of our executives with those of our shareholders. For our fiscal year 2017:

•	target cash compensation of our named executive officers was determined to target generally the 25th percentile of our peer group (see "—Peer Group Composition" above); and

•	annual incentive opportunities for our named executive officers as a percentage of base salary were determined to target the 50th percentile (median) relative to our peer group.

Compensation Processes and Decisions During 2017
In 2017, our compensation committee made the following changes to the compensation of certain of our named executive officers in order to better align their compensation with those holding similar positions within our peer group and in recognition of the performance of the Company as a whole and the contributions of those named executive officers to our growth:

•
the annual base salaries of each of Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons were increased to $400,000, $450,000, $450,000 and $400,000 (from $350,000, $400,000, $400,000 and $350,000), respectively, effective January 1, 2017; and

•
the target annual long term equity incentive awards for Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons were set at 150%, 200%, 200% and 150% (increased from 50%, 75%, 75% and 50%), respectively, of his or her annual base salary, with 50% of each award being subject to performance- and time-based vesting and 50% being subject to time-based vesting over a three-year period.

Our compensation committee did not make any changes to Mr. Casale’s base salary or target annual long term equity incentive awards.
Elements of Compensation
In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, short-term incentives, long-term incentives, and retirement and welfare benefits. Our compensation philosophy places a greater portion of the potential compensation for each named executive officer "at risk" such that compensation will vary based on performance. The following table describes key elements of compensation and the philosophy behind providing for each such element:

Compensation Element	Description	Philosophy Behind Providing Compensation Element
Annual Compensation:
Annual Base Salary	• Fixed component of annual cash compensation that reflects expertise and scope of responsibilities	• Attract and retain key talent • Provide financial certainty and stability • Recognition of individual performance
Performance-Based Annual Incentive	• Cash bonus plan based on performance relative to Company and individual objectives.
• Incentivize and motivate our named executive officers to meet or exceed our pre-established annual performance goals
• Attract and retain key talent
• Reward team success
• Align named executive officers' and shareholders' interests
• Discourages excessive risk taking

Long-Term Compensation:
Long-Term Incentive Program	• A long-term incentive program using time-vested and performance-based restricted common share awards, with performance-vested awards subject to a multi-year performance period	• Foster a focus on long-term Company performance and long-term success • Attract and retain key talent • Align named executive officers' and shareholders' interests • Discourages excessive risk taking
Other Executive Benefits:
Retirement Programs	• Participation in a 401(k) defined contribution plan, including a matching contribution of 100% of a participant's contribution up to 4% of the participant's compensation	• Attract and retain key talent • Provide income security for retirement
Perquisites	• Financial planning services • Diagnostic wellness examinations	• Assist with financial planning needs so executives can better focus on key responsibilities • Allow executives to focus on general health and well being
Other Benefits	• Medical, dental, vision, life insurance, short and long-term disability, and other benefits	• Attract and retain key talent • Provide for safety and wellness of executive • Provide competitive benefits to employees
The compensation committee reviews all elements that collectively contribute to total compensation rather than any specific formula to determine the allocation between performance-based and fixed compensation in making its decisions each year. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, annual incentives and long-term incentives.
Base Salary
Base salaries are an important element of compensation and provide our executive officers with a fixed rate of cash compensation that is "non-variable" during the relevant period. In determining base pay, our compensation committee considers the executive's responsibilities, growth potential, individual performance against predetermined objectives, base salary competitiveness as compared to the external market, and our operating performance.
While the compensation committee targeted base salary for 2017 at the 25th percentile of our peer group (see "—Peer Group Composition" above), actual base salary may be above or below that percentile based on the committee's review of the underlying scope of a named executive officer's responsibilities, individual performance and experience, internal pay equity, and retention concerns. The compensation committee strives to maintain base salaries at levels that will attract top talent, while linking a significant portion of an executive's total compensation opportunity to our success.
The annual base salaries for our named executive officers for 2017 were:

Name	2017 Base Salary
Mark A. Casale	$900,000
Lawrence E. McAlee	$400,000
Vijay Bhasin	$450,000
Jeff R. Cashmer	$450,000
Mary Lourdes Gibbons	$400,000
Annual Incentive Compensation
In connection with our initial public offering in November 2013, our board of directors approved, and our shareholders adopted, the Essent Group Ltd. Annual Incentive Plan, which we refer to as the "Annual Plan." The Annual Plan was re-approved by our shareholders at our 2017 annual meeting.
In 2017, incentive awards were made under our annual leadership bonus program pursuant to the Annual Plan. The Annual Plan is intended to advance the interests of the Company and its shareholders by:

•
providing those employees designated by the compensation committee, which may include our named executive officers, senior vice presidents, other senior executives, and other employees, incentive compensation tied to pre-established performance goals;

•	identifying and rewarding superior performance;

•	providing competitive compensation to attract, motivate, and retain outstanding employees who achieve superior performance for us; and

•	fostering accountability and teamwork throughout the Company.
In accordance with the terms of the Annual Plan, the compensation committee established our fiscal year (which coincides with the calendar year) as the performance period, designated those executives eligible to participate, set the level of potential awards and determined the financial targets or other performance measures which, if attained, result in payment of awards under our annual leadership bonus program for 2017 (the "performance goals").
Performance Targets for Past Year/Performance Period
The table below sets forth each named executive officer's 2017 threshold, target and maximum annual incentive opportunities under our annual leadership bonus program, expressed as a percentage of base salary.
2017 Annual Incentive Opportunity
Expressed as a Percentage of Base Salary in 2017

Name	Threshold	Target	Maximum
Mark A. Casale	112.5%	150%	262.5%
Lawrence E. McAlee	75%	100%	175%
Vijay Bhasin	75%	100%	175%
Jeff R. Cashmer	75%	100%	175%
Mary Lourdes Gibbons	75%	100%	175%
The weighting of corporate and individual performance goals for annual incentive compensation opportunities varies among our named executive officers. Mr. Casale's annual award is based entirely on the achievement of corporate goals. Mr. Cashmer's annual award is based 75% on achievement of individual goals and 25% on the achievement of corporate goals. The annual awards of our other named executive officers are based 50% on achievement of each of corporate and individual goals. We believe that these goals in concert help ensure that executives are focused on creating long-term value for our shareholders by effectively growing in a profitable manner with an emphasis on the long-term prospects of the Company.
With respect to corporate goals, the annual incentive opportunity for 2017 was designed to focus our named executive officers on both quantitative and qualitative financial and strategic goals: new insurance written (35% weighting); diluted earnings per share (35% weighting); return on average equity (20% weighting); and subjective corporate-level strategic accomplishments determined and evaluated by the compensation committee (10%). Management and the compensation committee view the substance and nature of the subjective corporate-level strategic accomplishments to be proprietary and sensitive.

The following table summarizes the corporate performance goals for 2017 applicable to our named executive officers.

2017 Annual Incentive Plan Performance Goals

Goal	Threshold	Target	Maximum	Actual	Actual Excluding Tax Reform Impact
New insurance written	$31.8 billion	$37.1 billion	$42.4 billion	$43.9 billion	$43.9 billion
Diluted earnings per share	$2.65	$2.80	$3.15	$3.99	$3.09
Return on average equity for the year ended December 31, 2017	16%	17.5%	>20%	23.1%	18.4%
Strategic accomplishments	as determined by the Compensation Committee
_______________________________________________________________________________

(1)
For the purposes of determining the achievement of the corporate performance goals for 2017, we did not include the impact of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. Tax reform resulted in an $85.1 million income tax benefit in 2017 reflecting the one-time impact of the reduced U.S. corporate income tax rate on our net deferred tax liability position. See Appendix I to this proxy statement for a reconciliation of these non-GAAP financial measures to the most comparable GAAP amounts.

In determining the annual incentive award for each of our named executive officers (other than Mr. Casale), the compensation committee considered the achievement of the following individual performance goals:

Name	Individual Performance Goals
Lawrence E. McAlee
• Continue to develop long term capital plan and evaluate capital forecasting process
• Evaluate opportunities to enhance yield on investment portfolio
• Assist in evaluation of potential strategic investments and transactions
• Evaluate and implement tools to increase the efficiency and productivity of the Company's finance function
• Evaluate expense management opportunities
• Provide support to the Company's IT functions

Vijay Bhasin
• Support the Company's new product development efforts
• Evaluate potential catastrophic risk transfer transactions
• Develop quarterly process for reporting on health of housing economy, focusing on borrow demographics and home construction
• Provide stewardship to the Company's reinsurance business
• Maintain surveillance efforts over incoming loan quality, default performance, pricing and geographies
• Maintain and re-estimate risk models as needed
• Monitor and evaluate potential changes and updates to PMIERs

Jeff R. Cashmer
• Support the Company's new product development efforts
• Increase active clients to 1,200 for year ended December 31, 2017
• New insurance written of $35 billion in 2017
• Implement career development processes for the Company's account representatives
• Manage business development expenses

Mary Lourdes Gibbons
• Support the Company's new product development efforts
• Provide legal support to assist in strategies to grow the Company's business
• Provide guidance to ensure build out of human capital record systems
• Oversee the Company's facility enhancement projects
• Achieve milestone deliverables on strategic marketing initiatives

Based on the achievement of corporate and, as applicable, individual performance goals, the compensation committee approved annual incentive awards in the following amounts for each of our named executive officers, all of which was paid in cash.

Name	Target Annual Incentive Bonus - 2017	Annual Incentive Bonus Award - 2017	% of Target
Mark A. Casale	$1,350,000	$2,025,000	150%
Lawrence E. McAlee	$400,000	$600,000	150%
Vijay Bhasin	$450,000	$675,000	150%
Jeff R. Cashmer	$450,000	$675,000	150%
Mary Lourdes Gibbons	$400,000	$600,000	150%
Long-Term Equity Incentive Compensation
Through our long-term equity incentive program, we provide our senior executives, including each of our named executive officers, the opportunity to earn equity awards which are in part contingent on the attainment of multi-year performance goals. Our long-term equity incentive awards provide balanced equity incentives that reward executive focus on delivering both financial results and long-term growth. Equity-based compensation is used in order to facilitate retention, provide long-term motivation and focus our executives on increasing shareholder value. In addition, we believe that our long-term equity incentive compensation program balances the risks associated with short-term incentive compensation that may reward behavior with short-term benefits that may be less beneficial over the long-term. The target long-term equity incentive awards are designed to achieve, when combined with the executive's base salary and target annual incentive compensation opportunity, total compensation at approximately the 50th percentile of comparable positions at peer group companies (see "—Peer Group Composition" above).
As discussed above, commencing in 2017, the compensation committee approved changes in the target annual long term equity incentive awards to Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons. For 2017, the target annual long term equity incentive award for Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons were set at 150%, 200%, 200% and 150%, respectively, of his or her annual base salary, with 50% of such award being subject to performance- and time-based vesting and 50% being subject to time-based vesting over a three-year period.
The following table sets forth the annual long term equity incentive awards granted to our named executive officers in 2017:

Name	Restricted Shares Subject to Time-Based Vesting	Restricted Shares Subject to Time- and Performance- Based Vesting	Total Restricted Shares Granted
Mark A. Casale	24,801	74,401	99,202
Lawrence E. McAlee	8,267	8,267	16,534
Vijay Bhasin	12,401	12,401	24,802
Jeff R. Cashmer	12,401	12,401	24,802
Mary Lourdes Gibbons	8,267	8,267	16,534
The time-vested restricted common shares vest in equal annual installments during the three-year period commencing on March 1, 2017, subject to the executive's continuous employment through each such vesting date. The performance-vested shares become earned upon the Company's achievement of the compounded annual book value per growth percentage set out in the following table (with straight line interpolation between the respective levels) during the three-year performance period commencing on January 1, 2017, and any earned shares will vest on March 1, 2020, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<16%	—%
Threshold	16%	25%
	17%	50%
	18%	75%
Maximum	>19%	100%
_______________________________________________________________________________

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

Other Elements of Compensation
As described below, we also provide certain retirement benefits and welfare benefits to our named executive officers.
Retirement Benefits
Our eligible employees, including each of our named executive officers, are eligible to participate in a tax-qualified 401(k) retirement plan. In addition to being able to make contributions (up to tax law limits), participants are eligible for a Company matching contribution of 100% on their contributions up to 4% of their eligible compensation effective January 1, 2017 (prior to January 1, 2017, our 401(k) matching contribution was 50% on contributions up to 4% of eligible compensation). The matching contribution is provided on the same basis to our named executive officers as all other employees who participate in the plan. The amounts contributed to the 401(k) plan on behalf of each of the named executive officers are listed in the Summary Compensation Table elsewhere in this proxy statement.
Perquisites
We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the compensation committee periodically reviews perquisites for our named executive officers. Rather, there are certain specific perquisites we have agreed to compensate particular executives based on their specific situations. In particular, each of our named executive officers is entitled to participate in the Company's financial counseling and diagnostic wellness programs as in effect from time to time.
Medical and Other Welfare Benefits
Our named executive officers, along with all of our other employees, are eligible to participate in medical, dental, life, accidental death and disability, long-term disability, short-term disability, and other employee benefits. The purpose of these plans is to provide competitive benefits to our employees and to help to attract and retain employees by offering a comprehensive package of benefits.
Termination, Severance and Change in Control Benefits
The employment agreements with each of our named executive officers provide severance payments and benefits upon certain qualifying terminations of employment. In addition, upon certain qualifying terminations following, or in some circumstances upon the occurrence of, a change in control, our named executive officers may be entitled to receive certain vesting of their outstanding restricted common share awards pursuant to the terms of their respective employment agreement or the terms of our equity incentive plans.
Based on the input of its independent compensation consultant, the compensation committee determined that these arrangements are appropriate and that the payments and benefits provided for under these arrangements upon certain qualifying terminations of employment or in connection with a change in control are consistent with market practice and essential in attracting and retaining key talent. In addition, the change in control provisions are significant to ensure that we have the continued attention and dedication of our executives during circumstances that could result in a change in control. These provisions are further described beginning on page 36 ("—Potential Payments and Benefits upon Termination or Change in Control").
Impact of FASB ASC Topic 718
The accounting standards applicable to the various forms of long-term incentive plans under FASB ASC Topic 718 is one factor that the compensation committee and the Company consider in the design of long-term equity incentive programs. Other factors include the link to the performance that each vehicle provides, the degree of upside leverage and downside risk inherent in each vehicle, the impact on dilution and overhang that the vehicles have, and the role that each vehicle has in the attraction, retention, and motivation of our executive and key employee talent. The Company and its external financial advisors consider FASB ASC Topic 718 expense to ensure that it is reasonable, but expense will not be the most important factor in making decisions about awards under long-term incentive plans.
Tax Considerations and Deductibility of Compensation
Section 162(m) of the Internal Revenue Code, or Section 162(m), generally disallows public companies a tax deduction for compensation in excess of $1 million paid to their chief executive officers and three other highly compensated executive officers (other than the chief financial officer) unless an exemption applies.
We have relied in part on transitional relief under Section 162(m) that exempts newly public companies from the limitations on deductibility, for so long as such transition rules apply to us. In our case, the transition period for Section 162(m) purposes expired as of the date of our 2017 annual general meeting of shareholders. Prior to the enactment of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, Section 162(m) also contained an exemption for compensation that qualified as “performance-based” compensation. In addition to the transition relief for newly public companies, where reasonably practicable, the compensation committee historically sought to qualify the performance-based incentive compensation paid or awarded to the covered officers for the “performance-based” compensation exemption from the deductibility limit of Section 162(m). To maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, however, the compensation committee did not have a policy that all compensation payable to the covered executive officers that is subject to Section 162(m) must be deductible for U.S. federal income tax purposes. From time to time, the compensation committee could have approved compensation for the covered executive officers that did not comply with an exemption from the deductibility limit when it believed that such compensation was in the best interests of the Company and its shareholders.
The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, eliminated the performance-based compensation exemption to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) (the “Covered Employees”) will include any individual who served as the chief executive officer and chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the chief executive officer and chief financial officer) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the compensation committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the compensation committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the compensation committee determines that doing so is in the best interests of the Company and its shareholders.
Share Ownership Guidelines
Both our non-executive directors as well as our senior executives (which we define as our chief executive officer and each of his direct reports and includes all of our named executive officers) are required to maintain certain ownership levels of common shares during their service.
As of the later of (i) November 2019, which is five years after the adoption of our director and senior executive share ownership guidelines, and (ii) five years after the date on which a director is appointed to our board or a senior executive is appointed to a position subject to the ownership guidelines, each director and senior executive is required to own a minimum number of our common shares with an aggregate value equal to the following (or such lesser amount as the director or senior executive may have been granted to date):

Position	Minimum Value of Common Shares Held
Director	Five times annual cash compensation
Chief Executive Officer	Six times annual base salary
Other Senior Executives	Two times annual base salary
Furthermore, each director and senior executive must hold at least 50% of the common shares that we issue to that individual until he or she satisfies the applicable share ownership threshold, less any shares used to satisfy tax obligations arising from receiving common shares from us.
For the purposes of our share ownership guidelines, restricted common shares and restricted common share units subject to time-based vesting are treated as shares held by a director or senior executive. However, unvested performance-based restricted common shares and restricted common shares units are not treated as being owned until they are earned and vested.
Our non-employee directors and executive officers are also subject to our insider trading policy, which prohibits transactions in our securities outside of "window" periods (except pursuant to previously adopted, approved Rule 10b5-1 plans), including short sales on our shares, or the purchase or sale of options, puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to our equity.
Our compensation committee retains discretion to waive non-compliance with our share ownership guidelines in light of an individual director's particular facts and circumstances from time to time.
As of December 31, 2017, our chief executive officer and each of our senior executives have met the applicable share ownership guidelines. Our board members are expected to satisfy their share ownership guidelines through their annual equity compensation grants in respect of their board service.
No Hedging Policy
Members of our board of directors and our executives are prohibited from hedging their ownership or offsetting any decline in the market value of our common shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our common shares.
Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Roy J. Kasmar, Chairman
Allan Levine
William Spiegel
The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our named executive officers in fiscal years 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Mark A. Casale	2017	900,000	—	3,600,041	—	2,025,000	—	38,733	6,563,774
Chairman of the	2016	900,000	—	3,950,045	—	2,362,500	—	30,122	7,242,667
Board of Directors,	2015	700,000	—	350,023	—	1,050,000	—	13,495	2,113,518
Chief Executive Officer
and President

Lawrence E. McAlee	2017	400,000	—	600,019	—	600,000	—	44,333	1,644,352
Senior Vice President	2016	350,000	—	306,298	—	612,500	—	29,679	1,298,477
and Chief Financial Officer	2015	350,000	—	306,263	—	393,750	—	42,224	1,092,237

Vijay Bhasin	2017	450,000	—	900,065	—	675,000	—	10,800	2,035,865
Senior Vice President	2016	400,000	—	431,288	—	700,000	—	41,093	1,572,381
and Chief Risk Officer	2015	350,000	—	306,263	—	393,750	—	47,192	1,097,205

Jeff R. Cashmer (4)	2017	450,000	—	900,065	—	675,000	—	35,852	2,060,917
Senior Vice President	2016	400,000	—	431,288	—	700,000	—	11,670	1,542,958
and Chief Business Officer

Mary Lourdes Gibbons	2017	400,000	—	600,019	—	600,000	—	24,368	1,624,387
Senior Vice President,	2016	350,000	—	306,298	—	612,500	—	12,188	1,280,986
Chief Legal Officer and	2015	350,000	—	306,263	—	393,750	—	11,674	1,061,687
Assistant Secretary

_______________________________________________________________________________

(1)
The amounts reported in this column represents the aggregate grant date fair value of the share awards computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, if applicable. The value of restricted common shares that are subject to both time- and performance-based vesting conditions has been computed assuming the probable outcome of the performance conditions on the date of grant. For additional information, including a discussion of the assumptions used to calculate these values, see "—Outstanding Equity Awards at Fiscal Year-End" below and Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
The amounts reported in this column represent the cash portion of the annual bonuses earned by our named executive officers pursuant to our annual leadership bonus program pursuant to our Annual Plan. For additional information regarding our annual leadership bonus program and Annual Plan, see "—Narrative to Summary Compensation Table—Annual Leadership Bonus Plan."

(3)
The amounts reported in this column for 2017 include: (a) financial planning services fees of $27,933, $33,533, $12,534 and $13,568 paid on behalf of each of Messrs. Casale, McAlee and Cashmer and Ms. Gibbons, respectively; (b) matching 401(k) contributions of $10,800 on behalf of each of Messrs. Casale, McAlee and Bhasin and Ms. Gibbons and $7,147 on behalf of Mr. Cashmer; and (c) $16,171 paid on behalf of Mr. Cashmer under the Company's diagnostic wellness program.

(4)
Mr. Cashmer was not a named executive officer prior to 2016. In accordance with SEC regulations, only compensation information starting in the fiscal year in which an individual became a named executive officer is reported in the Summary Compensation Table.

Grants of Plan Based Awards Table
The following table sets forth information regarding grants of plan-based awards to our named executive officers for the year ended December 31, 2017.

						Estimated Future Payouts Under Equity Incentive Plan Awards(2)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Maximum (#)
Mark A. Casale	—		1,012,500	1,350,000	2,362,500	—	—	—	—
	2/8/2017	(4)	—	—	—	—	—	24,801	900,028
	2/8/2017		—	—	—	18,600	74,401	—	2,700,012

Lawrence E. McAlee	—		300,000	400,000	700,000	—	—	—	—
	2/8/2017	(4)	—	—	—	—	—	8,267	300,009
	2/8/2017		—	—	—	2,067	8,267	—	300,009

Vijay Bhasin	—		337,500	450,000	787,500	—	—	—	—
	2/8/2017	(4)	—	—	—	—	—	12,401	450,032
	2/8/2017		—	—	—	3,100	12,401	—	450,032

Jeff R. Cashmer	—		337,500	450,000	787,500	—	—	—	—
	2/8/2017	(4)	—	—	—	—	—	12,401	450,032
	2/8/2017		—	—	—	3,100	12,401	—	450,032

Mary Lourdes Gibbons	—		300,000	400,000	700,000	—	—	—	—
	2/8/2017	(4)	—	—	—	—	—	8,267	300,009
	2/8/2017		—	—	—	2,067	8,267	—	300,009
_______________________________________________________________________________

(1)
Represents the threshold, target and maximum value of annual incentive awards that could have been earned by our named executive officers under our annual leadership bonus program pursuant to our Annual Plan for the year ended December 31, 2017. For a discussion of the terms of our annual leadership bonus program and Annual Plan and the amounts earned thereunder by the named executive officers for 2017, see "—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation" above.

(2)
The restricted common shares are eligible to become earned as set forth in the table below based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2017. All restricted common shares that are earned will vest on March 1, 2020, subject to the executive's continuous employment through the applicable date.

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<16%	—%
Threshold	16%	25%
	17%	50%
	18%	75%
Maximum	>19%	100%
_______________________________________________________________________________

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

(3)
The amounts reported in this column represent the aggregate grant date fair value of the share awards granted in 2017, computed in accordance with FASB ASC Topic 718. The value of restricted common shares that are subject to both time- and performance-based vesting conditions has been computed assuming the probable outcome of the performance conditions on the date of grant. For additional information, including a discussion of the assumptions used to calculate these values, see "—Outstanding Equity Awards at Fiscal Year-End" below and Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)
Represents time-based vesting restricted common shares granted to each of our named executive officers under our long-term equity incentive program, which vest in three equal annual installments on each of March 1, 2018, 2019 and 2020, subject to the executive's continuous employment through each such date.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Employment Agreements
Certain of the compensation awarded to, earned by, or paid to our named executive officers reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table above is provided pursuant to employment arrangements entered into with us and/or our affiliates. In connection with our initial public offering in November 2013, we and/or our affiliates entered into a new employment agreement with each of Messrs. Casale, McAlee, Bhasin and Cashmer and Ms. Gibbons, which replaced and superseded each of the executive's prior employment agreements with us and/or our affiliates.
The current employment agreement with each of Messrs. Casale, McAlee, Bhasin and Cashmer and Ms. Gibbons has an initial term which expired on November 5, 2016 and automatically extends for successive one-year periods, unless at least 120 days prior to the expiration of the then current term either party to the agreement provides the other party with written notice of its intention not to renew the agreement.
Under the terms of his or her respective employment agreement, Mr. Casale is entitled to an annual base salary, currently $900,000, and Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons are each entitled to annual base salaries, currently $400,000, $450,000, $450,000 and $400,000, respectively.
Each of our named executive officers are also eligible to receive an annual bonus based upon the achievement of corporate and individual performance objectives. Mr. Casale is entitled to a target annual bonus, currently equal to 150% of his annual base salary, while each of Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons are entitled to a target annual bonus, currently equal to 100% of his or her respective annual base salary. For a discussion of our annual bonus plan, see "—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation" above and "—Annual Leadership Bonus Program" below.
Each of our named executive officers is also eligible to participate in our long-term incentive program. Pursuant to their employment agreements, each of our named executive officers is entitled to a target opportunity under our long-term incentive program. See "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information.
Our named executive officers are also entitled to participate in health, insurance, retirement and other benefits on no less favorable terms to similarly situated employees.
For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under these employment arrangements, see "—Potential Payments upon Termination or Change in Control" below.
Annual Leadership Bonus Program
All employees with the title of senior vice president and above who report directly to our chief executive officer, and certain other designated employees, are eligible to participate in our annual leadership bonus program. Our annual leadership bonus program pays for performance, which means that both we and the executive must meet minimum stated goals for the executive to qualify for a bonus. The weighting of corporate and individual goals varies by level of employee. Mr. Casale's annual bonus is based entirely on the achievement of corporate goals. The weighting of the annual bonus is 50% individual goals and 50% corporate goals for each of Messrs. Bhasin and McAlee and Ms. Gibbons and 75% individual goals and 25% corporate goals for Mr. Cashmer.
Bonus payments under the program occur as soon as practicable following the end of the fiscal year, and in no event later than March 15th of the following year, subject to the executive's continuous employment through such payment date.
Pursuant to the employment agreements with our named executive officers, no less than 50% of any bonus will be paid in cash. For 2017, all of such annual bonuses payable to our senior executive officers, including each of our named executive officers, were paid solely in cash.
In connection with our initial public offering, our board of directors adopted, and our shareholders approved, the Essent Group Ltd. Annual Incentive Plan, or the Annual Incentive Plan. Annual cash incentive awards have been made pursuant to the Annual Incentive Plan. For a summary of the Annual Incentive Plan, see "-Compensation Discussion and Analysis-Elements of Compensation-Annual Incentive Plan” above.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards of our common shares held by each of our named executive officers as of December 31, 2017.

	Stock Awards
Name	Grant Date		Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(1) ($)
Mark A. Casale	2/8/2017	(2)	24,801	1,076,859	—	—
	2/8/2017	(2)	—	—	74,401	3,230,491
	2/10/2016	(3)	13,719	595,679	—	—
	2/10/2016	(4)	35,275	1,531,641	—	—
	2/10/2016	(4)	—	—	158,731	6,892,100
	2/10/2015	(3)	4,770	207,113	—	—
	11/5/2013	(5)	78,125	3,392,188	—	—
	11/5/2013	(5)	937,500 (7)	40,706,250	—	—
Lawrence E. McAlee	2/8/2017	(2)	8,267	358,953	—	—
	2/8/2017	(2)	—	—	8,267	358,953
	2/10/2016	(3)	5,145	223,396	—	—
	2/10/2016	(4)	3,431	148,974	—	—
	2/10/2016	(4)	—	—	5,145	223,396
	2/10/2015	(3)	1,788	77,635	—	—
	2/10/2015	(6)	1,192	51,757	—	—
	2/10/2015	(6)	3,577 (7)	155,313	—	—
	11/5/2013	(5)	9,375	407,063	—	—
	11/5/2013	(5)	37,500 (7)	1,628,250	—	—
Vijay Bhasin	2/8/2017	(2)	12,401	538,451	—	—
	2/8/2017	(2)	—	—	12,401	538,451
	2/10/2016	(3)	5,145	223,396	—	—
	2/10/2016	(4)	5,880	255,310	—	—
	2/10/2016	(4)	—	—	8,819	382,921
	2/10/2015	(3)	1,788	77,635	—	—
	2/10/2015	(6)	1,192	51,757	—	—
	2/10/2015	(6)	3,577 (7)	155,313	—	—
	11/5/2013	(5)	9,375	407,063	—	—
	11/5/2013	(5)	37,500 (7)	1,628,250	—	—
Jeff R. Cashmer	2/8/2017	(2)	12,401	538,451	—	—
	2/8/2017	(2)	—	—	12,401	538,451
	2/10/2016	(3)	5,145	223,396	—	—
	2/10/2016	(4)	5,880	255,310	—	—
	2/10/2016	(4)	—	—	8,819	382,921
	2/10/2015	(3)	1,788	77,635	—	—
	2/10/2015	(6)	1,192	51,757	—	—

	Stock Awards
Name	Grant Date		Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(1) ($)
	2/10/2015	(6)	3,577 (7)	155,313	—	—
	11/5/2013	(5)	9,375	407,063	—	—
	11/5/2013	(5)	37,500 (7)	1,628,250	—	—
Mary Lourdes Gibbons	2/8/2017	(2)	8,267	358,953
	2/8/2017	(2)			8,267	358,953
	2/10/2016	(3)	5,145	223,396	—	—
	2/10/2016	(4)	3,431	148,974	—	—
	2/10/2016	(4)	—	—	5,145	223,396
	2/10/2015	(3)	1,788	77,635	—	—
	2/10/2015	(6)	1,192	51,757	—	—
	2/10/2015	(6)	3,577 (7)	155,313	—	—
	11/5/2013	(5)	9,375	407,063	—	—
	11/5/2013	(5)	37,500 (7)	1,628,250	—	—
____________________________________________________________________

(1)	The dollar amounts shown were calculated based on the closing price of our common shares on the NYSE on December 29, 2017 of $43.42.

(2)
On February 8, 2017, each of our named executive officers were granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. These shares vest in three equal annual installments on each of March 1, 2018, March 1, 2019 and March 1, 2020, subject to the executive's continuous employment through each such vesting date. A portion of the restricted common shares granted are subject to time-and performance-based vesting. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2017. Any shares which become earned will vest on March 1, 2020, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<16%	—%
Threshold	16%	25%
	17%	50%
	18%	75%
Maximum	>19%	100%
_______________________________________________________________________________

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

The number and market value of the unearned restricted common shares subject to time- and performance-based vesting included in the table above assumes maximum performance has been achieved.

(3)
Represents restricted common shares granted as part of the named executive officer's annual incentive bonus. These restricted common shares are subject to solely time-based vesting and vest over a three year period in equal annual installments.

(4)On February 10, 2016, each of our named executive officers were granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. The remaining unvested portion of these vest in two equal annual installments on each of March 1, 2018 and March 1, 2019, subject to the executive's continuous employment through each such vesting date. A portion of the restricted common shares granted are subject to time-and performance-based vesting. The restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2016. Any shares which become earned will vest on March 1, 2019, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<13%	—%
Threshold	13%	25%
	14%	50%
	15%	75%
Maximum	>16%	100%
_______________________________________________________________________________

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

The number and market value of the unearned restricted common shares subject to time- and performance-based vesting included in the table above assumes maximum performance has been achieved.

(5)
In connection with our initial public offering in November 2013, restricted common shares were granted to members of senior management, including each of our named executive officers. A portion of the restricted common shares granted are subject to solely time-based vesting. The remaining unvested portion of the time-based vesting restricted common shares outstanding on December 31, 2017 vested on January 1, 2018. A portion of the restricted common shares granted are subject to time- and performance-based vesting. These restricted common shares became earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2014. Any shares which became earned vested on the one-year anniversary of the achievement of compounded annual book value per share growth (January 1, 2018) as follows, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<11%	—%
Threshold	11%	10%
	12%	36%
	13%	61%
	14%	87%
Maximum	>15%	100%
_______________________________________________________________________________

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

On February 8, 2017, our board of directors certified that the maximum compounded annual book value per share growth for the three-year performance period commencing January 1, 2014 had been achieved, and all of such shares vested on January 1, 2018.

(6)
On February 10, 2015, each of Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons were granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. The remaining unvested portion of the time-based shares vested on March 1, 2018. A portion of the restricted common shares granted are subject to time-and performance-based vesting. The restricted common shares became earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2015. Any shares which became earned vested on March 1, 2018, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<11%	—%
Threshold	11%	10%
	12%	36%
	13%	61%
	14%	87%
Maximum	>15%	100%
_______________________________________________________________________________

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

On February 8, 2018, our board of directors certified that the maximum compounded annual book value per share growth for the three-year performance period commencing January 1, 2015 had been achieved.

(7)
Because the three-year performance periods commencing January 1, 2014 and January 1, 2015 are complete, the number of shares earned is reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual achievement of compounded book value per share growth.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the exercise of stock options and shares acquired upon vesting by our named executive officers during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mark A. Casale	—	—	107,389	3,568,949
Lawrence E. McAlee	—	—	22,931	780,199
Vijay Bhasin	—	—	24,156	823,736
Jeff R. Cashmer	—	—	24,156	823,736
Mary Lourdes Gibbons	—	—	22,931	780,199
_______________________________________________________________________________

(1)	Represents the aggregate market value of the shares on the vesting date.
Pension Benefits
The Company does not currently have in place any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.
Non-Qualified Deferred Compensation
The Company does not currently have in place any non-qualified defined contribution or other non-qualified deferred compensation plans for the benefit of employees.
Potential Payments upon Termination or Change in Control
We do not maintain any severance or change in control plans. However, pursuant to the terms of their employment agreements and certain of their restricted common share award agreements, our named executive officers are eligible to receive severance and other benefits in the case of certain qualifying terminations of employment or in connection with a change in control.
Employment Agreements.  Under the employment agreements with each of our named executive officers, certain payments will be made and certain benefits will be provided in connection with certain terminations of employment.
Upon a named executive officer's termination of employment by the Company without "cause" (as defined in the applicable employment agreement) or by the named executive officer for "good reason" (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, the named executive officer will be entitled to receive:

•
a lump sum payment equal to 2 times, with respect to Mr. Casale, and 1.5 times, with respect to Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons, the sum of his or her then current annual base salary and target annual bonus for the fiscal year in which the date of termination occurs, payable as soon as reasonably practicable following the date of termination;

•
his or her annual bonus for the year in which the termination date occurs, based on achievement of applicable performance goals, prorated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to other senior executive officers of the Company;

•
subject to the executive's election of COBRA continuation coverage, provided the executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for current coverage for the 24-month period, with respect to Mr. Casale, and the 18-month period, with respect to Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons, following the date of termination;

•	outplacement services at a level commensurate with the executive's position in accordance with our practices as in effect from time to time;

•
vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based vesting or service requirements, that would have vested during the 24-month period, for Mr. Casale, and the 18-month period, with respect to our other named executive officers, following the date of termination; provided, that if such termination follows a "change of control" (as defined in the applicable employment agreement) such awards will become fully vested on the date of termination of the executive's employment; and

•
vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

Upon a named executive officer's termination of employment due to death or as a result of "disability" (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, the named executive officer (or his or her estate) will be entitled to receive:

•	vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based or service requirements; and

•
vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

Each named executive officer's employment agreement subjects him or her to customary confidentiality restrictions that apply during his or her employment and indefinitely thereafter, and provides that during his or her employment, and for a period of 18 months, with respect to Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons, and 24 months, with respect to Mr. Casale, thereafter, each executive will be subject to non-competition and non-interference covenants. Generally, the non-competition covenant prevents the executive from engaging in mortgage insurance or reinsurance or any business activities in which we or any of our affiliates are engaged (or has committed plans to engage) during executive's employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with, us or our affiliates, or in any manner interfering with our relationship with such parties.
Plan Awards.    The award agreements governing the time- and performance-based restricted common share grants issued to our named executive officers provide that if a change in control event occurs:

•	on or following the completion of the applicable performance period, all of the named executive officer's then-unvested shares earned under the award will immediately vest; and

•	prior to the completion of the applicable performance period:

•	the number of shares which become earned under the award will be based on the "target" level performance metric to which the award is subject;

•	if the acquiring entity in the change in control event does not assume the award, then such earned shares will become immediately vested; or

•
if the acquiring entity in the change in control event does assume the award, then such earned shares shall be converted into a number of time-based restricted shares of the acquiring entity that have a fair market value equal to such earned shares as of the date of the change in control (provided that the acquiring entity's shares are publicly traded), with such shares vesting on the earlier of (i) the last day of the performance period to which the original performance-based award was subject, and (ii) the termination of the executive's employment with the acquiring company without cause by the acquiring company or for good reason by the awardee.

The following table sets forth for each named executive officer an estimate of the payments and benefits that would be paid under each element of our compensation program assuming that such named executive officer's employment terminated or the change in control occurred on December 31, 2017 using a closing share price of $43.42 on December 29, 2017. The amounts in the following tables are calculated pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Name	Cash Severance Payment(1) ($)	Bonus Payment(1) ($)	Health Insurance Coverage ($)	Outplacement Services ($)	Accelerated Time-Based Restricted Common Shares ($)		Accelerated Performance- Based Restricted Common Shares ($)		Total ($)
Mark A. Casale
Voluntary termination for good reason or involuntary termination without cause	4,500,000	1,350,000	44,068	30,000	6,444,440	(2)	46,390,019	(4)	58,758,527
Change in control but no termination	—	—	—	—	—		50,828,841	(5)(6)	50,828,841
Voluntary termination for good reason or involuntary termination without cause following a change in control	4,500,000	1,350,000	44,068	30,000	6,803,480	(3)	50,828,841	(5)	63,556,389
Termination for disability or upon death	—	—	—	—	6,803,480	(3)	46,390,019	(4)	53,193,499
Lawrence E. McAlee
Voluntary termination for good reason or involuntary termination without cause	1,200,000	400,000	25,325	20,000	1,148,068	(2)	2,051,693	(4)	4,845,086
Change in control but no termination	—	—	—	—	—		2,365,912	(5)(6)	2,365,912
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,200,000	400,000	25,325	20,000	1,267,777	(3)	2,365,912	(5)	5,279,014
Termination for disability or upon death	—	—	—	—	1,267,777	(3)	2,051,693	(4)	3,319,470
Vijay Bhasin
Voluntary termination for good reason or involuntary termination without cause	1,350,000	450,000	—	20,000	1,374,069	(2)	2,217,809	(4)	5,411,878
Change in control but no termination	—	—	—	—	—		2,704,936	(5)(6)	2,704,936
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,350,000	450,000	—	20,000	1,553,611	(3)	2,704,936	(5)	6,078,547
Termination for disability or upon death	—	—	—	—	1,553,611	(3)	2,217,809	(4)	3,771,420

Name	Cash Severance Payment(1) ($)	Bonus Payment(1) ($)	Health Insurance Coverage ($)	Outplacement Services ($)	Accelerated Time-Based Restricted Common Shares ($)		Accelerated Performance- Based Restricted Common Shares ($)		Total ($)
Jeff R. Cashmer
Voluntary termination for good reason or involuntary termination without cause	1,350,000	450,000	33,051	20,000	1,374,069	(2)	2,217,809	(4)	5,444,929
Change in control but no termination	—	—	—	—	—		2,704,936	(5)(6)	2,704,936
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,350,000	450,000	33,051	20,000	1,553,611	(3)	2,704,936	(5)	6,111,598
Termination for disability or upon death	—	—	—	—	1,553,611	(3)	2,217,809	(4)	3,771,420
Mary Lourdes Gibbons
Voluntary termination for good reason or involuntary termination without cause	1,200,000	400,000	33,051	20,000	1,148,068	(2)	2,051,693	(4)	4,852,812
Change in control but no termination	—	—	—	—	—		2,365,912	(5)(6)	2,365,912
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,200,000	400,000	33,051	20,000	1,267,777	(3)	2,365,912	(5)	5,286,740
Termination for disability or upon death	—	—	—	—	1,267,777	(3)	2,051,693	(4)	3,319,470
_______________________________________________________________________________

(1)
Based on each named executive officer's bonus under our annual leadership bonus program at the target level, which is 150% of Mr. Casale's base salary for 2017 of $900,000, and 100% of the base salary of each of Messrs. McAlee, Bhasin and Cashmer and Ms. Gibbons for 2017 of $400,000, $450,000, $450,000 and $400,000, respectively.

(2)
Represents the value of accelerating the vesting of unvested time-based restricted common share awards. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time-based restricted common shares held by each of our named executive officers that would have vested during the 18-month (or, for Mr. Casale, 24-month) period following the date of termination, by (ii) $43.42, the closing price of our common shares on the NYSE on December 29, 2017.

(3)
Represents the value of accelerating the vesting of unvested time-based restricted common share awards. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time-based restricted common shares held by each of our named executive officers on December 31, 2017, by (ii) $43.42, the closing price of our common shares on the NYSE on December 29, 2017.

(4)
Represents the value of accelerating the vesting of time- and performance-based restricted common share awards. This value is determined for each of our named executive officers by multiplying: (i) (x) the number of unvested time- and performance-based restricted common shares held by each of our named executive officers outstanding on December 31, 2017 (which, for shares that have not yet been earned, assumes the maximum number of shares that may be earned), multiplied by (y) $43.42, the closing price of our common shares on the NYSE on December 29, 2017, by (ii) a fraction equal to (a) the number of days which elapsed during the applicable performance period prior to the date of termination or the change in control, as applicable, by (b) 1,095.

(5)
Represents the value of accelerating the vesting of time- and performance-based restricted common share awards. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time- and performance-based restricted common shares held by each of our named executive officers outstanding on December 31, 2017 (which, for shares that have not yet been earned, assumes the maximum number of shares that may be earned), by (ii) $43.42, the closing price of our common shares on the NYSE on December 29, 2017.

(6)
For time- and performance-based restricted common share awards, assumes that the acquiring entity in the change in control transaction does not assume any time- and performance-based restricted common share awards outstanding prior to the transaction, resulting in the maximum number of shares that may be earned under such awards becoming vested upon such change in control.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mark A. Casale, our President and Chief Executive Officer (our “CEO”).
For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $103,030; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $6,563,774.
Based on this information, for 2017 the ratio of the annual total compensation of Mr. Casale, our President and Chief Executive Officer, to the median of the annual total compensation of all employees was 57 to 1.
            To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that, as of December 31, 2017, our employee population consisted of 397 individuals, with all but 4 of these individuals employed in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2018 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees. As noted below, it did not include independent contractors or similar workers which we retained during 2017.

•	To identify the “median employee” from our employee population:

◦
For our 393 U.S.-based employees, we compared the amount of salary, wages and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017; and

◦
For our 4 Bermuda-based employees, we estimated the total compensation that would have been reported for such employees on a Form W-2 for 2017 had each of those employees been employed in the United States.

•
Because equity awards are widely distributed to our employees (including awards granted to each of our employees as of January 10, 2017), we have included the value of equity shares the vested in 2017 in our compensation measure in the amounts reported in our employees’ Form W-2s for the year.

•
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $115,258, which was used to determine the ratio above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee. Subject to certain exceptions, any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons' immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed transaction, our audit committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person's interest in the transaction and, if applicable, the impact on a director's independence. Under the policy, if we should discover related person transactions that have not been approved, our audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Other than compensation agreements and other arrangements which are described in the "Corporate Governance—Director Compensation" and "Executive Officers and Executive Compensation" sections of this proxy statement and the transactions described below, during the year ended December 31, 2017 there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.
We believe that all of the transactions described below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.
Registration Rights Agreement
On November 11, 2014, we entered into an amended and restated registration rights agreement with Essent Intermediate, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., Commonwealth Annuity and Life Reinsurance Co. Ltd., Mark A. Casale, and certain other shareholders identified therein, which amended the previous agreement pursuant to which certain shareholders have registration rights with respect to their registrable shares (as defined in the registration rights agreement) as set forth below.
Demand Rights.    Certain shareholders have the right to demand registration of all or a portion of such shareholder's registrable shares. Any shareholder proposing to distribute their registrable shares through an underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to us and the shareholders holding a majority-in-interest of the registrable shares that the shareholders requested for inclusion in such registration.
Shelf Registration.    Certain shareholders have the right to demand an underwritten offering be effected under a registration statement on Form S-3.
Piggyback Rights.    Certain shareholders have the right to elect to have included in any demand registration all or a portion of such shareholder's shares. In the event that we propose to register any of our shares pursuant to a registration statement, certain shareholders have the right to elect to have included in such registration all or a portion of such shareholder's shares.
Blackout Periods.    We have the ability, subject to certain conditions, to delay the filing of a registration statement or suspend the use of a prospectus in connection with an underwritten demand request for a reasonable period of time which shall not exceed two occasions or 60 days in any 12-month period.
Registration Limitations.    Any registration conducted pursuant to the registration rights agreement is subject to customary cutback provisions, as well as size, number and timing limitations as set forth therein, including that any demand for the registration of a shareholder's registrable shares must relate to an offering where the aggregate gross proceeds are reasonably expected to be at least $50 million.
Indemnification; Expenses; Lock-ups.    We have agreed to indemnify the applicable selling shareholder (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such seller of such registrable shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 against any expenses, losses, claims, damages or liabilities resulting from any untrue statement or omission of material fact contained in any registration statement, prospectus or any amendment or supplement to such registration statement, unless such liability arose from the applicable selling shareholder's misstatement or omission, and the applicable selling shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration expenses of all registrations under the registration rights agreement, provided, however, that if a demand registration is withdrawn at the request of the shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the shareholders requesting registration after the date on which such registration was requested) and if the requesting shareholders elect not to have such registration counted as a demand registration or shelf takedown, the requesting shareholders will pay the registration expenses of such registration pro rata in accordance with the number of their registrable shares requested to be included in such registration. In connection with any public offering, each shareholder, and officer or director of the Company, if requested by us and the underwriters managing such public offering, agree not to sell or otherwise transfer or dispose of any registrable shares or, with respect to certain shareholders only, other securities of the Company, held by such shareholder (other than those registrable shares included in the public offering) for a specified period of time not to exceed 90 days from the effective date of such registration.
Pine Brook Shareholders Agreement
Upon consummation of our initial public offering in November 2013, we entered into a shareholders agreement with Pine Brook, pursuant to which, for so long as Pine Brook holds at least 35% of the shares held by it at the consummation of this offering, Pine Brook had the right to nominate one Class III director to our board of directors at each annual general meeting of shareholders at which the term of a Pine Brook designee expires. Pine Brook designated William Spiegel as its nominee for election as a Class III director at the 2017 Annual General Meeting of Shareholders. As the result of subsequent sales of our common shares in 2017, Pine Brook's right to nominate a Pine Brook designee to our board under the shareholders agreement has terminated.

SECURITIES OWNERSHIP
The following table sets forth information as of March 16, 2018 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors and nominees, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group.
Except as indicated below, to our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person "beneficially owns," as determined by the rules of the SEC. The SEC has defined "beneficial" ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.
As of March 16, 2018, there were a total of 98,101,838 common shares issued and outstanding. Except as noted below, the address for all beneficial owners in the table below is c/o Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Name of Beneficial Owner	Shares Owned	Percentage
5% or more Shareholders:
The Vanguard Group, Inc. (1)	8,830,073	9.0%
BlackRock, Inc. (2)	7,903,032	8.1%
FMR LLC (3)	7,381,696	7.5%
Capital Research Global Investors (4)	7,117,376	7.3%
SMALLCAP World Fund, Inc. (5)	5,905,535	6.0%
Directors, Director Nominees and Executive Officers:
Mark A. Casale (6)	1,699,784	1.7%
Lawrence E. McAlee (7)	250,103	*
Vijay Bhasin (8)	306,384	*
Jeff R. Cashmer (9)	168,395	*
Mary Lourdes Gibbons (10)	242,193	*
Aditya Dutt (11)	22,059	*
Robert Glanville (11)	28,959	*
Roy J. Kasmar (11)	23,905	*
Allan Levine (11)	22,059	*
Douglas J. Pauls (11)	21,520	*
William Spiegel (11)	22,059	*
Andrew Turnbull (11)	22,599	*
Jane P. Chwick	—	*
Angela L. Heise	—	*
All directors and executive officers as a group (16 persons)	2,928,041	3.0%
_______________________________________________________________________________
*     Represents beneficial ownership of less than 1%.

(1)
Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. and certain related entities is included herein based on a Schedule 13G filed with the SEC on February 8, 2018, relating to such shares beneficially owned as of December 31, 2017. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
Information regarding beneficial ownership of our common shares by BlackRock, Inc. and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on January 30, 2018, relating to such shares beneficially owned as of December 31, 2017. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Information regarding beneficial ownership of our common shares by FMR LLC is included herein based on a Schedule 13G/A filed with the SEC on February 13, 2018, relating to such shares beneficially owned as of December 31, 2017. The address for FMR LLC is 243 Summer Street, Boston, MA 02210.

(4)
Information regarding beneficial ownership of our common shares by Capital Research Global Investors is included herein based on a Schedule 13G/A filed with the SEC on February 14, 2018, relating to such shares beneficially owned as of December 31, 2017. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(5)
Information regarding beneficial ownership of our common shares by SMALLCAP World Fund, Inc. ("SMALLCAP") is included herein based on a Schedule 13G filed with the SEC on February 14, 2018, relating to such shares beneficially owned as of December 31, 2017. According to such Schedule 13G filing, such shares reported as being beneficially owned by SMALLCAP may also be reflected in a filing made by Capital Research Global Investors, Capital International Investors, and/or Capital World Investors. The address for SMALLCAP is 6455 Irvine Center Drive, Irvine, CA 92618.

(6)
The total shares held by Mr. Casale include (i) 293,106 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 61,027 restricted common shares subject to time-based vesting.

(7)
The total shares held by Mr. McAlee includes (i) 20,076 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 16,466 outstanding restricted common shares subject to time-based vesting.

(8)
The total shares held by Mr. Bhasin includes (i) 31,216 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 23,778 outstanding restricted common shares subject to time-based vesting.

(9)
The total shares held by Mr. Cashmer includes (i) 31,216 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 23,778 outstanding restricted common shares subject to time-based vesting.

(10)
The total shares held by Ms. Gibbons includes (i) 20,076 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 16,466 outstanding restricted common shares subject to time-based vesting.

(11)	Includes 3,003 shares subject to a restricted common share unit award which will vest within 60 days of March 16, 2018.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will elect (i) three individuals to serve as Class I directors and hold office until our 2021 Annual General Meeting of Shareholders, and (ii) one individual to serve as a Class II director and hold office until our 2019 Annual General Meeting of Shareholders.
Nominees were recommended and approved for nomination by the corporate governance and nominating committee of our board of directors. The directors shall serve until their successors have been duly elected and qualified or until any such director's earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the four nominees recommended by our board of directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates.
If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
Each of Jane P. Chwick, Aditya Dutt and Roy J. Kasmar have been nominated to stand for election at the Annual Meeting to serve as a Class I director through the 2021 Annual General Meeting of Shareholder or until his or her successor is duly elected and qualified. Angela L. Heise has been nominated to stand for election at the Annual Meeting to serve as a Class II director through the 2019 Annual General Meeting of Shareholder or until her successor is duly elected and qualified.
Please see the discussion under "Board of Directors" in this proxy statement for information concerning each of our nominees for director.
Required Vote and Recommendation
Directors are elected by a majority of votes cast at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED INDIVIDUALS.

PROPOSAL NO. 2: RE-APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM AND REFERRAL OF THE DETERMINATION
OF THE AUDITIORS' COMPENSATION TO THE BOARD OF DIRECTORS

Upon the recommendation of our audit committee, our board of directors proposes that our shareholders re-appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2018 and until the 2019 Annual General Meeting of Shareholders. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make any statement he or she may desire and to respond to appropriate questions from shareholders. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' compensation to our board of directors.

In deciding to recommend the re-appointment of PricewaterhouseCoopers LLP, our audit committee noted that there were no auditor independence issues raised with PricewaterhouseCoopers LLP.

Our audit committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the audit committee and its activities with PricewaterhouseCoopers LLP can be found under "Corporate Governance—Meetings and Committees of our Board of Directors—Audit Committee" in this proxy statement.

Required Vote and Recommendation

Re-appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to re-appoint PricewaterhouseCoopers LLP, our audit committee will reconsider the re-appointment of PricewaterhouseCoopers LLP. Even if our shareholders do vote to re-appoint PricewaterhouseCoopers LLP, our audit committee retains the discretion to reconsider its re-appointment if the audit committee believes it necessary to do so in the best interest of us and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-APPOINTMENT OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO SERVE FOR THE YEAR ENDED DECEMBER 31, 2018 AND UNTIL THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND THE REFERRAL OF THE DETERMINATION OF THE AUDITORS' COMPENSATION TO OUR BOARD OF DIRECTORS.

Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered to us or on our behalf by PricewaterhouseCoopers LLP for the years ended December 31, 2016 and 2017 are as follows:

	2016	2017
Audit Fees	$790,000	$948,740
Audit-Related Fees	$112,000	$121,760
Tax Fees	$239,206	$139,519
All Other Fees	$—	$—
Audit Fees. Audit fees for 2016 and 2017 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the state insurance commissions.
Audit-Related Fees. Audit related fees for 2016 and 2017 are fees billed assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under "Audit Fees", including services related to consultation on reporting matters. Audit-related fees for 2016 include professional services rendered in connection with an independent auditors report on service related controls. Audit-related fees for 2017 include professional services rendered in connection with an independent auditors report on service related controls.
Tax Fees. Tax fees for 2016 and 2017 were for compliance, tax advice, and tax planning.
All Other Fees.  There were no other fees paid for 2016 or 2017.

Pre-Approval of Services
All services provided by PricewaterhouseCoopers LLP in the years ended December 31, 2016 and 2017 were pre-approved by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by PricewaterhouseCoopers LLP are approved in advance by the audit committee. Under its pre-approval policy, the audit committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $25,000; provided, that the chairman is required to report any pre-approval decisions to the audit committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the audit committee. The engagement of PricewaterhouseCoopers LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that PricewaterhouseCoopers LLP provides or where there is another compelling rationale for using PricewaterhouseCoopers LLP. All audit, audit-related and permitted non-audit services for which PricewaterhouseCoopers LLP was engaged were pre-approved by the audit committee in compliance with applicable SEC requirements.
We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.
Report of the Audit Committere
The audit committee of our board of directors assists our board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee's charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm's communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm's independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC.
Audit Committee of the Board of Directors
Douglas J. Pauls, Chairman
Aditya Dutt
Robert Glanville
Andrew Turnbull

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.
As described in detail above under the heading “Executives and Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” and the “Summary Compensation Table" and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2017.
We are asking our shareholders to indicate their support for the compensation of our named executive officer as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
Although the "say-on-pay" vote is advisory, and therefore not binding on us, we value the opinions of our shareholders and we will consider the outcome of the vote when making future compensation decisions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our officers, members of our board of directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during the year ended December 31, 2017 our officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.
Annual Report to Shareholders
Our Annual Report on Form 10-K for the year ended December 31, 2017 has been posted, and is available without charge, on our corporate website at www.essentgroup.com. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common shares. Requests can be made by writing to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
Other Business at the Annual Meeting
Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual General Meeting of Shareholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Our financial statements for the year ended December 31, 2017 and the auditors' report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.
Shareholder Proposals and Director Nominations for the 2018 Annual General Meeting of Shareholders
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2017 Annual General Meeting of Shareholders must be received by us no later than December 2, 2018 and must comply with the requirements of the proxy rules promulgated by the SEC.
In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2018 Annual General Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to January 4, 2019 nor later than February 3, 2019 or (B) in the event that the 2018 Annual Meeting of Shareholders is held prior to April 3, 2018 or after June 2, 2018, notice by the shareholder must be so received no earlier than the 120th day prior to the annual meeting and not later than the later of the 70th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

APPENDIX I

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
For the purposes of determining the achievement of the corporate performance goals for 2017, we did not include the impact of U.S. Federal corporate tax reform enacted in December 2017 since management does not view this one-time impact as indicative of our fundamental operating performance. Tax reform resulted in an $85.1 million income tax benefit in 2017, reflecting the one-time impact of the reduced U.S. corporate income tax rate on our net deferred tax liability position.
The following table sets forth the reconciliation of financial measures excluding tax reform impact to the most comparable GAAP amounts for the year ended December 31, 2017:

		2017
(in thousands, except per share amounts)	Actual (GAAP)	Adjustments to Exclude Tax Reform Impact	Actual Excluding Tax Reform Impact
Diluted earnings per share (Diluted EPS)
Net income	$379,747	$(85,091)	$294,656
Diluted weighted average shares outstanding	95,211	—	95,211
Diluted EPS (1)	$3.99		$3.09

Performance Goal Target Diluted EPS	$2.80		$2.80
Variance to Performance Goal Target Diluted EPS ($) (2)	$1.19		$0.29

Diluted EPS for the year ended December 31, 2016	$2.41		$2.41
Year-over-year growth (%) (3)	65.6%		28.2%

Return on Average Equity
Net income	$379,747	$(85,091)	$294,656

Stockholders' equity at December 31, 2016	$1,343,773	$—	$1,343,773
Stockholders' equity at December 31, 2017	$1,940,436	$(85,091)	$1,855,345
Average stockholders' equity (4)	$1,642,105		$1,599,559

Return on average equity (5)	23.1%		18.4%

(1) Calculated as net income divided by diluted weighted average shares outstanding.
(2) Calculated as Diluted EPS less Performance Goal Target Diluted EPS.
(3) Calculated by dividing the difference between Diluted EPS for the years ended December 31, 2017 and 2016 by Diluted EPS for the year ended December 31, 2016.
(4) Calculated as a 2 point average of stockholders' equity at December 31, 2017 and 2016.
(5) Calculated as net income divided by average stockholders' equity.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ESSENT GROUP LTD.

May 2, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20430030000000001000 4 050218

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

Nominee	Class
○ Jane P. Chwick	Class I Director
○ Aditya Dutt	Class I Director
○ Roy J. Kasmar	Class I Director
○ Angela L. Heise	Class II Director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2018 AND UNTIL THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS' COMPENSATION TO THE BOARD OF DIRECTORS.	☐	☐	☐
3. PROVIDE A NON-BINDING, ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2018 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ESSENT GROUP LTD.

May 2, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

The Notice of Annual Meeting, Proxy Statement and 2017 Annual Report to Shareholders are available on our website at http://www.essentgroup.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430030000000001000 4 050218

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:	
○ Jane P. Chwick	Class I Director
○ Aditya Dutt	Class I Director
○ Roy J. Kasmar	Class I Director
○ Angela L. Heise	Class II Director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2018 AND UNTIL THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS' COMPENSATION TO THE BOARD OF DIRECTORS.	☐	☐	☐
3. PROVIDE A NON-BINDING, ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2018 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ESSENT GROUP LTD.

Proxy for Annual General Meeting of Shareholders on May 2, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark A. Casale and Lawrence E. McAlee, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Essent Group Ltd., to be held May 2, 2018 at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475